UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.          )

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NRG Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 15, 2012

Dear Stockholder:

         We are pleased to invite you to attend NRG Energy, Inc.'s Annual Meeting of Stockholders, which will be held at 10:00 a.m., Mountain Time, on Wednesday, April 25, 2012, at the DoubleTree Resort located at 5401 North Scottsdale Road, Scottsdale, Arizona. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

         Since our last annual meeting, the NRG Board has engaged in a review of NRG's strategy in an increasingly difficult natural gas price environment. Your Board focused on making our financial results less dependent on the price of gas by quickly expanding NRG's solar and retail businesses. In 2011, these businesses accounted for about 40% of the Company's EBITDA and we expect that to increase in the next several years as our retail businesses expand and large-scale solar projects come online.

         With NRG's industry-leading success developing large-scale solar projects, the Company is now the nation's largest developer of solar with 920 megawatts in operation or under construction. Your Board has approved investments in the solar industry that we expect to yield $330 million of EBITDA annually by the end of 2014. We also approved a joint venture to develop up to 733 megawatts of solar projects on commercial rooftops across 28 states, positioning NRG to further grow EBITDA in the future as the solar industry transitions toward more installations at homes and businesses.

         Your Board approved the acquisition of Energy Plus, a retail energy provider that added a strong third leg to NRG's growing retail business. Energy Plus's unmatched marketing platform combines with Green Mountain Energy's leading green energy products and Reliant's dynamic smart energy solutions to allow NRG to offer customers three distinct retail value propositions.

         On a less positive note, we made the critical decision to stop development of new nuclear units at the South Texas Project in the wake of the Fukushima disaster. While we still believe in nuclear as a solution to environmental issues, it was no longer in the Company's or stockholders' best interests to continue development.

         On the capital allocation front, the Board approved $430 million of share repurchases for the benefit of our stockholders in 2011, and is now focused on helping lead NRG to further define a strong capital allocation strategy that takes into consideration the current power and natural gas market dynamics. As NRG continues its effort to maximize stockholder value while executing its strategy to capitalize on opportunities in the industry, the increased voice of the NRG stockholder is necessary to ensure your Company continues to have your full support.

         At this annual meeting, your Board is putting forward two proposals that reflect ways we are focused on increasing your voice. We are putting forward changes to executive compensation and director accountability to better align these key drivers of performance with stockholder interests.

         Our proposal to declassify the NRG Board will reduce directors' terms from three years to one year, beginning in 2013 with full implementation by 2015, and will allow your voice to be heard more clearly each year through your election of a full slate of directors. The NRG Board welcomes the increased efficacy our stockholders would have with a declassified board as we continue to oversee the transition of NRG from a traditional wholesale generation operator into the premier energy company of the 21st century.

         Following the results of your advisory vote on "Say on Pay" at our 2011 annual meeting, we instituted several changes to our executive compensation plan for 2012. These changes are intended to better align our executive compensation with your interests, particularly share price performance and the return of capital to our stockholders.

         Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

         On behalf of everyone at NRG, we thank you for your ongoing interest and investment in NRG Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, Georgeson Inc., at (888) 605-7561 (toll free).

Sincerely,

HOWARD E. COSGROVE
Chairman of the Board

THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 15, 2012.

2012 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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NRG Energy, Inc.
211 Carnegie Center, Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Mountain Time, on Wednesday, April 25, 2012
PLACE	DoubleTree Resort 5401 North Scottsdale Road Scottsdale, Arizona
ITEMS OF BUSINESS	(1) To elect four Class III directors.
(2) To consider and act upon a proposal to approve an amendment to NRG's Amended and Restated Certificate of Incorporation to declassify the Board of Directors.
(3) To consider and act upon a proposal to adopt the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan.
(4) To hold a vote to approve, on an advisory basis, the compensation of NRG's named executive officers.
(5) To ratify the appointment of KPMG LLP as NRG's independent registered public accounting firm for fiscal year 2012.
(6) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on March [5], 2012.
ANNUAL REPORT	Our 2011 Annual Report on Form 10-K, which is not part of the proxy soliciting materials, is enclosed.
PROXY VOTING
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the information on pages 2-4 of this Proxy Statement, the Notice of Internet Availability of Proxy Materials or the voting instructions on the proxy card.

By Order of the Board of Directors
BRIAN E. CURCI Corporate Secretary

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PROXY STATEMENT

        The Board of Directors (the "Board") of NRG Energy, Inc. ("NRG" or the "Company") is soliciting proxies for the Annual Meeting of Stockholders (the "Annual Meeting"). You are receiving a Proxy Statement because you own shares of NRG's Common Stock, par value $.01 per share (the "Common Stock" or "Common Shares") that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is to: (i) elect four Class III directors, (ii) approve an amendment to the Company's Amended and Restated Certificate of Incorporation to declassify the Board of Directors, (iii) approve the adoption of the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan, (iv) approve, on an advisory basis, the compensation of NRG's named executive officers (the "say on pay vote"), (v) ratify the appointment of KPMG LLP as NRG's independent registered public accounting firm for fiscal year 2012, and (vi) conduct such other business as may properly come before the Annual Meeting. Other than the proposals described in this Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, either of the persons named as proxy holders — David Crane and Brian E. Curci — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Annual Meeting Admission

        Stockholders of NRG may attend the Annual Meeting. However, only stockholders who owned Common Stock at the close of business on March [5], 2012, the record date, or their duly appointed proxies, are entitled to vote at the meeting. Proof of ownership of NRG stock, along with personal identification (such as a driver's license or passport), must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy) with you to the Annual Meeting. Registration will begin at 9:00 a.m., Mountain Time. Please allow ample time for check-in.

        No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Quorum

        A quorum is the minimum number of shares required to hold a meeting. Under NRG's Bylaws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at a meeting must be represented in person or by proxy at the meeting. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (a) the broker has not received voting instructions from the beneficial owner, and (b) the broker lacks discretionary voting power to vote such shares. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the ratification of the appointment of the independent auditors for fiscal year 2012, but not on the election of directors, the declassification of the Board, the adoption of the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan, or the say on pay vote.

 Stockholders Entitled to Vote

        Only stockholders of record at the close of business on March [5], 2012, are entitled to vote at the Annual Meeting. As of the record date, [227,685,120] shares of Common Stock were issued and outstanding. Each holder of NRG Common Stock is entitled to one vote per share.

        Many NRG stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

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  Stockholder of Record — If your shares are registered directly in your name with NRG's transfer agent, The Bank of New York Mellon, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to vote by mail as described in "Voting Methods" below.

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  Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use. Please see "Required Vote" below.

Required Vote

        Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast at the Annual Meeting at which a quorum is present. A majority of the votes cast means that the number of shares voted "FOR" a director must exceed the number of votes cast "AGAINST" that director. Abstentions will not be considered votes properly cast and therefore will not have any effect on the election of directors. If you are a beneficial owner of shares held in street name, brokers are no longer entitled to vote on the election of directors in the absence of your specific instructions as to how to vote. You must provide your broker with voting instructions so that your vote will be counted. Broker non-votes will have no effect on the outcome of the vote on this proposal.

        In a contested election, each nominee for election as director at the Annual Meeting will be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the director nominees who receive the most votes will be elected to fill the available seats on your Board. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

        Approval of Amendment to the Amended and Restated Certificate of Incorporation to Declassify the Board of Directors — Under Article Thirteen of the Certificate of Incorporation, this proposal requires the affirmative "FOR" vote of at least 66 2/3% of the combined voting power of the Common Shares and 3.625% Preferred Shares outstanding on the record date for the Annual Meeting. Abstentions will be counted toward the tabulation of votes on this proposal and will have the same effect as a vote against this proposal. If you are a beneficial owner of shares held in street name, brokers are no longer entitled to vote on the declassification of the Board in the absence of your specific instructions as to how to vote. You must provide your broker with voting instructions so that your vote will be counted. Broker non-votes, if any, will have the same effect as a vote against this proposal.

        Adoption of the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan — This proposal requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted toward the tabulation of votes on this proposal and will have the same effect as a vote against this proposal. If you are a beneficial owner of shares held in street name, brokers are no longer entitled to vote on this proposal in the absence of your specific instructions as to how to vote. You must provide your broker with voting instructions so that your vote will be counted. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

        Approval, on an Advisory Basis, of the Compensation of NRG's Named Executive Officers — Under applicable law, this proposal requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted toward the tabulation of votes on this proposal and will have the same effect as a vote against this proposal. If you are a beneficial owner of shares held in street name, brokers are not entitled to vote on the matters related to executive compensation, including this say on pay vote, in the absence of your specific instructions as to how to vote. You must provide your broker with voting instructions so that your vote will be counted. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. This vote is advisory and therefore is not binding on the Company. However, the Board and the Compensation Committee value the opinions of stockholders and to the extent there is a significant number of votes against the named executive officer compensation as disclosed in this Proxy Statement, stockholders' concerns will be considered and the Board and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        Approval of the Ratification of the Appointment of the Independent Auditors for Fiscal Year 2012 — Under applicable law, this proposal requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will be counted toward the tabulation of votes on this proposal and will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Voting Methods

        In addition to delivering printed versions of this Proxy Statement and proxy card to certain stockholders by mail, the Proxy Statement and proxy card are available on the Internet. Pursuant to the Securities and Exchange Commission ("SEC") rules, NRG has furnished the Company's proxy materials over the Internet to the Company's stockholders and delivered a Notice of Internet Availability of Proxy Materials ("Notice") in the mail to certain beneficial stockholders. You have the ability to access the proxy materials, including the Company's Proxy Statement and Annual Report on Form 10-K, at the website provided on the Notice or to request a printed or email set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to receive a printed set may be found in the Notice. Stockholders who receive a printed set of proxy materials will not receive the Notice, but may still access the Company's proxy materials over the Internet at http://www.edocumentview.com/NRG.

        If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares beneficially in street name, by submitting voting instructions to your broker, trustee, or nominee. Beneficial owners will be able to do this over the Internet, by telephone or, if you have received or requested a paper copy of the proxy materials, by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee.

        *    Vote By Internet:    If you have Internet access and hold shares beneficially in street name, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 P.M. Eastern Time on April 24, 2012 by visiting the website provided on the Notice or voting instruction card. Have your Notice or voting instruction card in hand when you access the website. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

        *    Vote By Telephone:    If you live in the United States and hold shares beneficially in street name, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, up until 11:59 P.M. Eastern Time on April 24, 2012. The telephone number is printed on your Notice or voting instruction card, which you should have in hand when you call. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

        *    Vote By Mail:    If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible so that it is received by April 25, 2012, the Annual Meeting date.

        All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

        You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (i) delivering a written notice of revocation bearing a later date than the proxy being revoked, (ii) duly executing and delivering a later dated written proxy relating to the same shares, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee.

Counting the Vote

        For all proposals, you may vote "FOR," "AGAINST," or "ABSTAIN." For the election of directors (Proposal 1), abstentions will not be considered votes properly cast and therefore will not have any effect on the election of directors. For each of the other proposals, abstentions have the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

List of Stockholders

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 5:00 p.m. (Eastern Time), at our principal executive offices at 211 Carnegie Center, Princeton, New Jersey 08540, by contacting the Corporate Secretary.

Cost of Proxy Solicitation

        NRG will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by the Company's directors, officers and employees, who do not receive any additional compensation for these solicitation activities. The Company has retained Georgeson Inc. to assist it in soliciting your proxy for an estimated fee of $21,000, plus reasonable out-of-pocket expenses. The Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other solicitation materials to beneficial owners of stock.

Transfer Agent

        The Company's transfer agent is The Bank of New York Mellon. All communications concerning stockholder inquiries can be handled by contacting NRG Energy, Inc. c/o BNY Mellon Shareowner Services, Shareholder Relations Department, P.O. Box 358015 Pittsburgh, PA 15252-8015, 1-877-296-3711. Outside the U.S. and Canada 1-201-680-6578 and Hearing Impaired-TTY Phone 1-888-231-5469. The website is: http://m1.melloninvestor.com/mellonone/index.jsp. Send certificates for transfer and address changes to: BNY Mellon Shareholder Services, Securities Transfer Services, P. O. Box 358010, Pittsburgh, Pennsylvania 15252-8010.

Householding

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the annual proxy materials or Notice. If the household received a printed set of proxy materials by mail, each stockholder will receive his or her own proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at (800) 579-1639 or by e-mail at sendmaterial@proxyvote.com.

        Stockholders may also request additional copies of the proxy materials or Notice by contacting Broadridge Financial Solutions, Inc. by telephone at (800) 579-1639 or by e-mail at sendmaterial@proxyvote.com.

Whom should you call if you have questions about the Annual Meeting?

        If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

Georgeson Inc.
199 Water Street, 26th floor,
New York, NY 10038
Tel: (212) 440-9800,
Fax: (212) 440-9009

Toll Free: (888) 605-7561
Email: NRG@georgeson.com

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Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on Wednesday, April 25, 2012

        Each of the Notice of Annual Meeting, this Proxy Statement and the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2011 is available at http://www.edocumentview.com/NRG. If you would like to receive, without charge, a paper copy of NRG's Annual Report on Form 10-K, including the financial statements and the financial statement schedules, please send your request to Chad Plotkin, Investor Relations, 211 Carnegie Center, Princeton, New Jersey 08540.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines and Charters

        The Board has adopted Corporate Governance Guidelines (the "Guidelines") that, along with the Amended and Restated Certificate of Incorporation, the Bylaws and the charters of the Board Committees, provide the framework for the governance of the Company. The Board's Governance and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Company's website at http://www.nrgenergy.com/investors/corpgov.htm, along with the charters of all the Committees of the Board and the Code of Conduct. The Guidelines, the charters of all of the Company's Board Committees and the Code of Conduct are available in print to any stockholder who requests them.

Director Independence

        The Board is made up of a majority of independent directors. An "independent" director is a director who meets the criteria for independence as required by applicable law and the New York Stock Exchange ("NYSE") listing standards and is affirmatively determined to be "independent" by the Board. The Board has determined that each of the current directors is independent under the listing standards of the NYSE, with the exception of David Crane, President and Chief Executive Officer, and Paul Hobby, whose sister-in-law is a current partner at KPMG LLP, the Company's independent registered public accounting firm. Thomas Weidemeyer serves as a director of Waste Management, Inc., a service provider to the Company in the ordinary course of business, and a Reliant Energy electricity customer. Mr. Weidemeyer also serves as a director of Goodyear Tire & Rubber Company, a Reliant Energy electricity customer. Kirbyjon Caldwell served as a director of United Continental Holdings, Inc., a Reliant Energy electricity customer, until he resigned on September 28, 2011. Stephen Cropper serves as a director of Sunoco Logistics Partners L.P., which is also a Reliant Energy electricity customer. Kathleen McGinty serves as Senior Vice President and Managing Director of Weston Solutions, Inc., which provided approximately $28,000 of services for toxicity and water testing in the Company's West Region and is also a Reliant Energy electricity customer. Howard Cosgrove serves on the Board of Trustees for the University of Delaware, which received payments from the Company for approximately $68,000 related to the partnership between NRG and the University of Delaware for electric vehicle-to-grid technology. The Board has evaluated the business relationships between the Company and each of these companies and has concluded that each business relationship is immaterial and does not interfere with Mr. Weidemeyer's, Mr. Caldwell's, Mr. Cropper's, Ms. McGinty's or Mr. Cosgrove's exercise of independent judgment on the Board. Each of the Audit, Compensation, and Governance and Nominating Committees is made up solely of independent directors. In accordance with the Company's Guidelines (available on the Company's website) and NYSE listing standards, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Board Structure

        The Board is set at 14 directors. The Board is currently divided into three classes serving staggered three-year terms. Classes I and II each has five members while Class III has four members.

        As described below under Proposal 2, the Board voted to approve, and to recommend that our stockholders approve at the 2012 Annual Meeting, an amendment to NRG's Amended and Restated Certificate of Incorporation that, upon filing with the Secretary of State of the State of Delaware, will eliminate the Board's classified structure. If the stockholders approve the proposed amendment, directors who have been elected to three-year terms prior to the filing of the amendment (including directors elected at the 2012 Annual Meeting) will complete those terms. Thereafter, their successors will be elected to one-year terms and from and after the 2015 Annual Meeting of Stockholders, all directors will stand for election annually.

        During 2011, the Board held five regularly scheduled meetings and three special meetings. During 2011, no director attended less than 75% of the total of the Board meetings and the meetings of the committees on which he or she served. In calendar year 2012, the Board has held 1 meeting through March [5], 2012.

        The Company's Guidelines provide that nonmanagement directors meet in executive session regularly following Board meetings. The Company's Non-Executive Chairman, Howard Cosgrove, presides at these sessions. Also, pursuant to the Company's Bylaws, Mr. Cosgrove has been designated as an "alternate member" of all Committees to replace any absent or disqualified members of a Committee.

        Directors are encouraged to attend the Annual Meetings of Stockholders. All of the directors attended the 2011 Annual Meeting of Stockholders.

Governance Practices

        The Board takes a proactive approach in applying leading governance practices, which is evidenced by the Board's recommendation, and our stockholders' subsequent approval, of the majority voting standard for the election of directors at the 2009 Annual Meeting of Stockholders. Furthermore, as described in the Guidelines, the Board follows a series of governance practices that they believe foster effective Board oversight and accountability to the Company's stockholders. These practices include:

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  Executive and director stock ownership guidelines to align interests with our stockholders;

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  Ongoing succession planning for the Chief Executive Officer and other senior management;

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  Annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

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  Robust director orientation and continuing education program, including Company site visits and information sessions with Company management at relevant sites, such as plants, commercial operations trading floors and Reliant call centers; and

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  Access to and engagement of outside advisors and consultants to assist in their performance of their duties, as appropriate.

Board Leadership

        Since the Company's emergence from bankruptcy in December 2003, the Company's governance structure has been led by a separate Chief Executive Officer and Chairman of the Board. Irrespective of the Company's current practice, the Board believes that effective board leadership structure can be highly dependent on the experience, skills and personal interaction between persons in leadership roles. As stated in the Company's Guidelines, the Board believes that it is in the best interest of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the present circumstances.

        Currently, the Chief Executive Officer, Mr. Crane, and the Chairman, Mr. Cosgrove, work closely together in complementary roles. Mr. Crane focuses on the day-to-day developments of the Company and establishes the Company's various growth initiatives and strategic plan. Mr. Cosgrove leads the Board's responsibilities to review, approve and monitor fundamental financial and business strategies and major corporate actions, assess major risks facing the Company and management, oversee succession planning, most notably at the Chief Executive Officer level and preside over the Board and its committees as they perform their broad and varied oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company at this time.

Risk Oversight

        While the Company's management is responsible for the day-to-day management of the risks that the Company faces, the Board, as a whole and through its Committees, has responsibility for overall risk oversight of the Company. A fundamental aspect of risk oversight includes not only understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, but also understanding and determining the appropriate risk appetite for the Company. The Board's role in reviewing and approving matters such as the Company's annual business plan, budget and long-term plan, strategic initiatives, individual development projects, acquisitions and divestitures, and capital allocation plan, represents the primary means by which the Board defines for management what constitutes an appropriate level of risk for the Company.

        The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management, including the Enterprise Risk Management team, and through Committees of the Board, which are identified on page 10 of this Proxy Statement. The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company's risk management with the assistance of management and the Board Committees. The Chairs of each of the Board's Committees regularly report to the Board on all matters reviewed by their respective Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to the Finance, Nuclear Oversight and Governance and Nominating Committees are routinely presented to the full Board to ensure proper oversight and, with respect to the Finance Committee in particular, matters are previewed by the full Board prior to delegation to the Finance Committee.

        With the full Board providing the top level of risk oversight, the Audit, Commercial Operations Oversight, and Compensation Committees have a more specific risk oversight role for matters that fall under their purview. The Audit Committee focuses on financial risks, including reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of the Company's SEC reports, approving the independent auditor and the annual audit plan, and receiving periodic reports from the Company's independent auditor, the Company's internal auditor and the Company's corporate compliance officer. The Commercial Operations Oversight Committee (the "COOC") provides risk oversight with respect to the Company's trading of fuel, transportation, energy and related products and services, regulatory compliance, and its management of the risks associated with such activities. The Company's Financial Risk Management Committee, a Committee comprised of senior management and key personnel in and around the commercial operations function, reports to the COOC and Audit Committee on a regular basis.

        The Compensation Committee monitors the risks related to our compensation policies and practices, with input from management and the Compensation Committee's independent outside compensation consultant, Frederic W. Cook & Co., Inc. The Compensation Committee has reviewed the Company's compensation policies and practices to determine whether they subject the Company to unnecessary risk or could potentially motivate employees to take excessive risk. To assist the Compensation Committee in its assessment, the Company's Enterprise Risk Management team conducted a review of the Company's compensation policies and practices and reported to the Compensation Committee its findings as follows:

  •
  base salaries are a sufficient component of total compensation to discourage risk taking;

  •
  earnings goals under the Company's Annual Incentive Plan (the "AIP") are based upon its audited financial statements and the Company believes that the goals are attainable without the need to take inappropriate risks or make material changes to the Company's business or strategy;

  •
  named executive officers who receive payment under the AIP may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a clawback) if the Company must prepare an accounting restatement because it is in material noncompliance with any financial reporting requirements, which discourages risk taking;

  •
  awards under the Amended and Restated Long-Term Incentive Plan (the "LTIP") are typically based upon total stockholder return and return on equity over three-year periods, which mitigates risks associated with taking short-term risks;

  •
  because incentive compensation has a large stock component to it, the value is best realized through long-term appreciation of stockholder value, especially when coupled with the stock ownership guidelines, which expose the Company's named executive officers to the loss of the value of the retained equity if stock appreciation is jeopardized; and

  •
  the use of incentive compensation components that are paid or vest over an extended period also mitigates against unnecessary or excessive risk taking.

        Furthermore, the Enterprise Risk Management team has continued to evaluate and review new or amended compensation policies or practices and has reported its findings to the Compensation Committee, which are consistent with the principles identified above.

        As a result of the review, management and the Compensation Committee have concluded that the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

 Committee Membership

        The Board has the following six standing Committees: Audit, Compensation, Governance and Nominating, Commercial Operations Oversight, Finance and Nuclear Oversight, which includes the Nuclear Oversight Subcommittee. The membership and the functions of each Committee are described below.

Name of Director	Audit	Compensation	Governance and Nominating	Commercial Operations Oversight	Finance	Nuclear Oversight
Howard E. Cosgrove(1)						X(2)
Kirbyjon H. Caldwell		X	X			X
John F. Chlebowski		X(2)				X
Lawrence S. Coben			X(2)			X
David Crane						X
Stephen L. Cropper		X		X		X
William E. Hantke	X(2)					X
Paul W. Hobby				X(2)		X
Gerald Luterman	X				X	X
Kathleen A. McGinty				X		X(3)
Anne C. Schaumburg	X				X(2)	X
Herbert H. Tate				X		X
Thomas H. Weidemeyer					X	X
Walter R. Young			X		X	X

X
= Committee Member

(1)
Chairman of the Board

(2)
Committee Chair

(3)
Chair of the Nuclear Oversight Subcommittee

Audit Committee

        The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent auditors, the performance of the Company's internal audit function, and effectiveness of the Company's financial risk management. Among other things, the Audit Committee:

  •
  Appoints, retains, oversees, evaluates, and compensates the independent auditors;

  •
  Reviews the annual audited and quarterly consolidated financial statements;

  •
  Reviews major issues regarding accounting principles and financial statement presentations;

  •
  Reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

  •
  Reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted nonaudit services provided by the independent auditors;

  •
  Considers the adequacy and effectiveness of the Company's internal control and reporting system;

  •
  Discusses policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the effectiveness of the Company's system for monitoring compliance with laws and regulations, and reviews the Company's tax policies and findings of regulatory agencies and independent auditors;

  •
  Reports regularly to the Board regarding its activities and prepares and publishes required annual committee reports;

  •
  Establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

  •
  Oversees the internal audit and corporate compliance functions; and

  •
  Annually evaluates the performance of the Audit Committee and the adequacy of its charter.

        The Board has determined that all Audit Committee members are independent under the NYSE definition of independence for directors and audit committee members, and that all members of the Audit Committee are financially literate. In addition, the Board has determined that each of William Hantke and Gerald Luterman qualify as "audit committee financial experts" within the meaning of SEC regulations. In calendar year 2011, the Audit Committee held seven meetings. In calendar year 2012, the Audit Committee has held one meeting through March [5], 2012.

Compensation Committee

        The Compensation Committee oversees the Company's overall compensation structure, policies, and programs. Among other things, the Compensation Committee:

  •
  Reviews and recommends to the Board annual and long-term goals and objectives relevant to the compensation of the President and Chief Executive Officer, evaluates the performance of the President and Chief Executive Officer in light of those goals and objectives, and either as a committee with the Chairman of the Board or together with the other independent directors, determines and approves the President and Chief Executive Officer's compensation;

  •
  Reports to the Board on the review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer, the Executive Vice Presidents and any other officer designated by the Board, the evaluation of those officers' performance in light of those goals and objectives, the determination and approval of compensation levels based on such evaluations and the review and approval of employment arrangements, severance arrangements and benefits plans;

  •
  Reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

  •
  Reviews and approves stock option and other stock incentive awards for executive officers other than the President and Chief Executive Officer;

  •
  Makes recommendations regarding, and monitors compliance by officers and directors with, the Company's stock ownership guidelines;

  •
  Reviews the compensation of directors for service on the Board and its committees;

  •
  Reviews and approves employment agreements and severance arrangements, benefit plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than the President and Chief Executive Officer;

  •
  Reviews and discusses with management the Compensation Discussion and Analysis (the "CD&A") to be included in the Company's proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company's proxy statement or annual report on Form 10-K, as applicable;

  •
  Reviews and oversees the Company's overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company's compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees; and

  •
  Annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

        The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee shall consist of fewer than two members, and the Compensation Committee shall not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

        Frederic W. Cook serves as the independent consultant to the Committee to assist with executive compensation decisions.

        The Board has determined that all Compensation Committee members are independent under the listing standards of the NYSE, and that they are "nonemployee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). In calendar year 2011, the Compensation Committee held six meetings. In calendar year 2012, the Compensation Committee has held one meeting through March [5], 2012.

Governance and Nominating Committee

        The Governance and Nominating Committee recommends director candidates to the Board for election at the Annual Meeting of Stockholders, and periodically reviews the Company's Guidelines and recommends changes to the Board. Among other things, the Governance and Nominating Committee also:

  •
  Identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

  •
  Establishes and reviews procedures for the consideration of Board candidates recommended by the Company's stockholders;

  •
  Makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees;

  •
  Reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

  •
  Reviews and recommends to the Board retirement and other tenure policies for directors;

  •
  Reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

  •
  Reviews and reports to the Board regarding potential conflicts of interests of directors;

  •
  Recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

  •
  Oversees the evaluation of the Board, its committees and management and annually reviews the Company's senior management succession plans;

  •
  Monitors directorships in other public companies held by directors and senior officers of the Company; and

  •
  Annually evaluates the performance of the Governance and Nominating Committee and the appropriateness of its charter.

        The Governance and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Company's Guidelines. These criteria include an individual's business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. While the Company does not have a formal diversity policy, the Guidelines, since their adoption in 2004, provide that the Committee will consider these criteria in the context of the perceived needs of the Board as a whole and seek to achieve a diversity of backgrounds and perspectives on the Board. The composition of the current Board reflects diversity in business and professional experience, skills, gender and race.

        The Governance and Nominating Committee's process for identifying and evaluating director nominees also includes consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.

        The Governance and Nominating Committee will consider nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee's consideration may do so by writing to the Corporate Secretary, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Recommendations submitted for consideration by the Committee in preparation for the 2013 Annual Meeting of Stockholders must be received no later than the close of business on November 15, 2012, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2012 Annual Meeting. If we change the date of the 2013 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year's annual meeting, recommendations of director candidates must be received a reasonable time before we begin to print and mail the proxy materials for the 2013 Annual Meeting. Each notice of recommendation must contain the following information: (a) the name and address of the stockholder; (b) the name and address of the person to be nominated; (c) a representation that the stockholder is a holder of the Company's stock entitled to vote at the meeting; (d) a statement in support of the stockholder's recommendation, including a description of the candidate's qualifications; (e) information regarding the candidate that would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (f) the candidate's written, signed consent to serve if elected. The Governance and Nominating Committee will follow the process described above in considering nominees proposed by stockholders in accordance with the foregoing requirements.

        Alternatively, as discussed under "Requirements for Submission of Stockholder Proposals for Next Year's Annual Meeting," stockholders intending to appear at the 2013 Annual Meeting of Stockholders in order to nominate a candidate for election by the stockholders at the meeting (in cases where the

Board does not intend to nominate the candidate or where the Governance and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Company's Bylaws, a copy of which is available upon request to the Company's Corporate Secretary.

        The Board has determined that all Governance and Nominating Committee members are independent under the listing standards of the NYSE. In calendar year 2011, the Governance and Nominating Committee held three meetings. In calendar year 2012, the Governance and Nominating Committee has held one meeting through March [5], 2012. The Board and each of the Audit Committee, Compensation Committee, Governance and Nominating Committee, Commercial Operations Oversight Committee, Finance Committee and Nuclear Oversight Subcommittee conduct annual self-evaluations to assess their effectiveness and review their charters. Individual directors are also evaluated by the Board. The Governance and Nominating Committee coordinates each of these annual evaluations.

Commercial Operations Oversight Committee

        The Commercial Operations Oversight Committee assists the Board in fulfilling its responsibilities with respect to the oversight of trading, power marketing and risk management issues at the Company. The Commercial Operations Oversight Committee consists of at least three directors, a majority of which are independent as defined under the listing standards of the NYSE and as affirmatively determined by the Board. No member of the Commercial Operations Oversight Committee may be removed except by majority vote of the independent directors then in office.

        The Commercial Operations Oversight Committee's duties and responsibilities consist of the following:

  •
  Providing Board oversight of the trading and power marketing of the Company;

  •
  Reviewing, advising and consulting with management and the Audit Committee regarding the Company's risk management policies, practices and procedures;

  •
  Approving as appropriate, the Company's power marketing and trading transactions, limits, policies, practices and procedures, and counterparty credit limit and policies, and approving exceptions to policies, as necessary;

  •
  Annually evaluating the performance of the Committee and the appropriateness of the Committee's charter; and

  •
  Performing such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

        In calendar year 2011, the Commercial Operations Oversight Committee held six meetings. In calendar year 2012, the Commercial Operations Oversight Committee has held one meeting through March [5], 2012.

Finance Committee

        The Finance Committee reviews and approves certain financial development transactions, and provides leadership and guidance to the Board and the Company on matters related to such transactions. The Finance Committee consists of at least three directors, a majority of which are independent as defined under the listing standards of the NYSE and as affirmatively determined by the Board. No member of the Finance Committee may be removed except by majority vote of the independent directors of the Board then in office.

        The Finance Committee's duties and responsibilities consist of the following:

  •
  Review, report and make recommendations to the Board on management recommendations or proposals regarding the Company's and its subsidiaries' (i) capital structure, (ii) liquidity, (iii) need for credit or debt or equity financing, (iv) amounts, timing and sources of capital market transactions, and (v) financial hedging and derivative activities;

  •
  Review and approve, or authorize officers to approve, the pricing and other terms and conditions of transactions relating to debt or equity financings, financial hedging and derivatives activities, and other similar financial activities, in each case which have been reviewed and approved by the Board;

  •
  Review and approve, or authorize officers to approve, equity investments, sales of equity interests, joint venture arrangements, commercial and construction arrangements, financing transactions, provision of guarantees or other credit or liquidity support, and other arrangements related to the development, construction and operation of new power generation facilities and the repowering or addition of new units to existing power generation, thermal or other energy producing facilities, in each case which have been discussed with or reviewed by the Board;

  •
  Review and approve, or authorize officers to approve, repurchases, early redemption or other similar actions with respect to the Company's securities;

  •
  Review and approve, or authorize officers to approve, the pricing and other terms and conditions of financing transactions related to mergers, acquisitions, tender offers, and reorganizations which have been reviewed and approved by the Board;

  •
  Review and approve, or authorize officers to approve, the pricing and other terms and conditions of securities offerings which have been reviewed and approved by the Board;

  •
  Approve determinations of the fair market value of assets and investments of the Company for purposes of the Company's note indentures, senior secured credit agreement or other similar financing documents where fair market value is required to be determined by the Board or by a committee of the Board;

  •
  Review with management, on a periodic basis, contributions to employee benefit retirement plans of the Company, investment performance, funding, asset allocation policies and other similar performance measures of the employee benefit retirement plans of the Company;

  •
  Review and approve other matters that may be delegated by the Board; and

  •
  Perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board deems appropriate.

        The Finance Committee held nine meetings in calendar year 2011. In calendar year 2012, the Finance Committee has held one meeting through March [5], 2012.

Nuclear Oversight Committee

        The Nuclear Oversight Committee assists the Board in fulfilling its responsibilities with respect to the oversight of the Company's ownership and operation, directly or indirectly, of its interests in nuclear power plant facilities. The Nuclear Oversight Committee consists of all of the members of the Board, all of whom are citizens of the United States of America and meet the requirements of applicable law to serve on the Committee, a majority of which are independent as defined under the listing standards of the NYSE and as affirmatively determined by the Board. The Nuclear Oversight Committee formed the Nuclear Oversight Subcommittee to review and report to the Board and the Nuclear Oversight Committee on matters not expressly reserved for review by the Board. In this capacity, the Nuclear Oversight Subcommittee regularly meets with Company management regarding the Company's nuclear operating facilities and the Chair of the Subcommittee subsequently reports to the Board and the Nuclear Oversight Committee on such matters during the regularly scheduled Board meetings. The Nuclear Oversight Subcommittee currently consists of Kathleen McGinty (Chair of the Subcommittee), Paul Hobby and Herbert Tate. In calendar year 2011, the Nuclear Oversight Subcommittee held two meetings and the Nuclear Oversight Committee held one meeting. In calendar year 2012, the Nuclear Oversight Subcommittee has held one meeting through March [5], 2012 and the Nuclear Oversight Committee has not held a meeting through March [5], 2012.

Review, Approval or Ratification of Transactions with Related Persons

        The Board has adopted written policies and procedures to address potential or actual conflicts of interest and the appearance that decisions are based on considerations other than the best interests of NRG that may arise in connection with transactions with certain persons or entities (the "Policy"). The Policy operates in conjunction with NRG's Code of Conduct and is applicable to all transactions, arrangements or relationships in which: (a) the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year; (b) the Company is a participant; and (c) any Related Person (as that term is defined in Item 404 under Regulation S-K of the Securities Act of 1933, as amended) has or will have a direct or indirect interest (a "Related Person Transaction").

        A Related Person Transaction is subject to review and approval or ratification by the Governance and Nominating Committee. If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Committee. As part of its review of each Related Person Transaction, the Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction. This Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Committee and do not require separate approval or ratification.

        Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee's guidelines. The Committee's activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board of Directors.

        There were no Related Person Transactions for the year ended December 31, 2011.

Communication with Directors

        Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board is currently divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

        As further described in Proposal 2, the Board voted to approve, and recommend that our stockholders approve at the 2012 Annual Meeting, an amendment to NRG's Amended and Restated Certificate of Incorporation that, upon filing with the Secretary of State of the State of Delaware, will eliminate the Board's classified structure. If the stockholders approve the proposed amendment, directors who have been elected to three-year terms prior to the filing of the amendment (including directors elected at the 2012 Annual Meeting) will complete those terms. Thereafter, their successors will be elected to one-year terms and from and after the Annual Meeting of Stockholders in 2015, all directors will stand for election annually. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

        The terms of the four Class III directors will expire at the 2012 Annual Meeting. The Class III directors elected at the 2012 Annual Meeting will hold office for a three-year term expiring at the Annual Meeting of Stockholders in 2015 (or until their respective successors are elected and qualified, or until their earlier death, resignation, or removal). There are no family relationships among the Company's executive officers and directors.

        Each of the nominees for director named in this Proxy Statement have been recommended and nominated by the Governance and Nominating Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees listed below to the Board. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each director includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the directors has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.

 Nominees for Director (Class III Directors)

John F. Chlebowski
Age 66
Compensation Committee (Chair)
Nuclear Oversight Committee

Mr. Chlebowski has been a director of NRG since December 2003. Mr. Chlebowski served as the President and Chief Executive Officer of Lakeshore Operating Partners, LLC, a bulk liquid distribution firm, from March 2000 until his retirement in December 2004. From July 1999 until March 2000, Mr. Chlebowski was a senior executive and cofounder of Lakeshore Liquids Operating Partners, LLC, a private venture firm in the bulk liquid distribution and logistics business, and from January 1998 until July 1999, he was a private investor and consultant in bulk liquid distribution. From 1994 until 1997, he was the President and Chief Executive Officer of GATX Terminals Corporation, a subsidiary of GATX Corporation. Prior to that, he served as Vice President of Finance and Chief Financial Officer of GATX Corporation from 1986 to 1994. Mr. Chlebowski is a director of First Midwest Bancorp Inc. and the Non-Executive Chairman of SemGroup Corporation. Mr. Chlebowski also served as a director of Laidlaw International, Inc. from June 2003 until October 2007, SpectraSite, Inc. from June 2004 until August 2005, and Phosphate Resource Partners Limited Partnership from June 2004 until August 2005.

Mr. Chlebowski's extensive leadership and financial expertise, as a result of his position as a former chief executive officer and chief financial officer and his service on several boards of companies involved in the restructuring or recovery of their core business, enable him to contribute to the Board significant managerial, strategic, and financial oversight skills. Furthermore, Mr. Chlebowski's service on other public boards, notably as a non-executive Chairman, provides valuable insight into the application of various governance principles to the Company's Board.

Howard E. Cosgrove
Age 68
Chairman of the Board
Nuclear Oversight Committee (Chair)

Mr. Cosgrove has served as Chairman of the Board and a director of NRG since December 2003. He was Chairman and Chief Executive Officer of Conectiv and its predecessor Delmarva Power and Light Company from December 1992 to August 2002. Prior to December 1992, Mr. Cosgrove held various positions with Delmarva Power and Light including Chief Operating Officer and Chief Financial Officer. Mr. Cosgrove serves as Chairman of the Board of Trustees of the University of Delaware.

Mr. Cosgrove brings extensive experience and expertise from the utility industry as a result of his service as chief executive officer of Conectiv and Delmarva Power and Light Company, which not only translates into effective leadership as Chairman of the Board, but enables him to share with the Board and management suggestions about how more traditional power companies (many of which NRG seeks to partner with, or sell power to) effectively assess and undertake business considerations and opportunities.

William E. Hantke
Age 64
Audit Committee (Chair)
Nuclear Oversight Committee

Mr. Hantke has been a director of NRG since March 2006. Mr. Hantke served as Executive Vice President and Chief Financial Officer of Premcor, Inc., a refining company, from February 2002 until December 2005. Mr. Hantke was Corporate Vice President of Development of Tosco Corporation, a refining and marketing company, from September 1999 until September 2001, and he also served as Corporate Controller from December 1993 until September 1999. Prior to that position, he was employed by Coopers & Lybrand as Senior Manager, Mergers and Acquisitions from 1989 until 1990. He also held various positions from 1975 until 1988 with AMAX, Inc., including Corporate Vice President, Operations Analysis and Senior Vice President, Finance and Administration, Metals and Mining. He was employed by Arthur Young from 1970 to 1975 as Staff/Senior Accountant. Mr. Hantke was Non-Executive Chairman of Process Energy Solutions, a private alternative energy company until March 31, 2008 and served as director and Vice-Chairman of NTR Acquisition Co., an oil refining start-up, until January 2009.

Mr. Hantke joined the Board following the Company's acquisition of Texas Genco, LLC, in which he served on the board of directors, and as a result brings historical and present context to the Company's ongoing business endeavors in the Texas region. Furthermore, Mr. Hantke's extensive experience in executive management positions in the independent refining industry, considered by many to be a similar industry to the IPP sector, and as a director of public and nonpublic boards enables him to provide the Board significant managerial, strategic, and financial oversight. As a result, his fellow directors have elected him as Chair of the Company's Audit Committee and determined that he is an "audit committee financial expert" as defined by SEC rules.

Anne C. Schaumburg
Age 62
Audit Committee
Finance Committee (Chair)
Nuclear Oversight Committee

Ms. Schaumburg has been a director of NRG since April 2005. From 1984 until her retirement in January 2002, she was employed by Credit Suisse First Boston in the Global Energy Group, where she last served as Managing Director. From 1979 to 1984, she was in the Utilities Group at Dean Witter Financial Services Group, where she last served as Managing Director. From 1971 to 1978, she was at The First Boston Corporation in the Public Utilities Group. Ms. Schaumburg is also a director of Brookfield Infrastructure Partners L.P.

Ms. Schaumburg brings extensive financial experience and expertise to the Board which is valuable to the review of the Company's financings, transactions, and overall financial oversight. In addition, Ms. Schaumburg is able to provide the Board with essential insight into the financial services industry and financial markets. In recognition of Ms. Schaumburg's skills in corporate finance and strategic matters, the Board has elected Ms. Schaumburg to serve as the Chair of the Finance Committee.

The Board recommends a vote "FOR" the election to the Board of each of the foregoing nominees for Class III director. Proxies solicited by the Board will be voted "FOR" each of the nominees unless a contrary vote is specified.

 Directors Continuing in Office

        Information regarding NRG's directors continuing in office is provided below.

Class I Directors (Terms expire in 2013)

        If Proposal No. 2 (the declassification of the Board) is approved, beginning with the election of directors at the 2013 Annual Meeting of Stockholders, the directors in the current Class I will be elected for a one-year term, and will be elected annually thereafter. Therefore, beginning with the Annual Meeting of Stockholders in 2015, all directors will stand for election annually. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

Kirbyjon H. Caldwell
Age 58
Compensation Committee
Governance and Nominating Committee
Nuclear Oversight Committee

Pastor Caldwell has been a director of NRG since March 2009. He was a director of Reliant Energy, Inc. (now known as GenOn Energy, Inc.) from August 2003 to March 2009. Since 1982, he has served as Senior Pastor at the 16,000-member Windsor Village United Methodist Church in Houston, Texas. Pastor Caldwell was also a director of United Continental Holdings, Inc. (formerly Continental Airlines, Inc.) from 1999 to September 2011.

As a result of his six years of service as a director of Reliant Energy, Inc., now GenOn Energy, Inc., a peer of the Company, Pastor Caldwell brings valuable experience and insight regarding the energy industry and is able to share with the Board suggestions about how similarly-situated companies effectively assess and undertake business considerations and opportunities. Pastor Caldwell also provides the Board with valuable insight regarding the Company's retail business following the Company's acquisition of Reliant Energy, as well as additional viewpoints from the perspective of a large publicly traded company stemming from his position on the board of United Continental Holdings. The Board also values his leadership and community involvement in the Houston area, where the Company has a significant wholesale and retail presence. Finally, Pastor Caldwell, as a result of his principal occupation, offers a different point of view on a Board that is otherwise constituted by directors with business and finance experience.

David Crane
Age 53
Nuclear Oversight Committee

Mr. Crane has served as the President, Chief Executive Officer and a director of NRG since December 2003. Prior to joining NRG, Mr. Crane served as Chief Executive Officer of International Power plc, a UK-domiciled wholesale power generation company, from January 2003 to November 2003, and as Chief Operating Officer from March 2000 through December 2002. Mr. Crane was Senior Vice President — Global Power New York at Lehman Brothers Inc., an investment banking firm, from January 1999 to February 2000, and was Senior Vice President — Global Power Group, Asia (Hong Kong) at Lehman Brothers from June 1996 to January 1999. Mr. Crane is also a director of El Paso Corporation.

As Chief Executive Officer of the Company, Mr. Crane provides the Board with management's perspective regarding the Company's day-to-day operations and overall strategic plan. His extensive leadership experience enables Mr. Crane to play a key role in all matters involving our Board and act as the head of management to the independent directors of the Board. In addition, as a director of El Paso Corporation, Mr. Crane is able to contribute an additional perspective from the energy industry.

Stephen L. Cropper
Age 62
Compensation Committee
Commercial Operations Oversight Committee
Nuclear Oversight Committee

Mr. Cropper has been a director of NRG since December 2003. Mr. Cropper spent 25 years with The Williams Companies Inc., an energy company, before retiring in 1998 as President and Chief Executive Officer of Williams Energy Services. Mr. Cropper is a director of Berry Petroleum Company, Sunoco Logistics Partners L.P., Wawa, Inc., QuikTrip Corporation and NGL Energy Partners, LP, and was a director of Rental Car Finance Corporation, a subsidiary of Dollar Thrifty Automotive Group, Inc. until December 2011.

Mr. Cropper's career in the natural gas and pipeline industry, knowledge of both of which are critical to the success of a wholesale power generation company like NRG, adds significant value to the Company. In addition to his significant experience in the energy industry, the Board values Mr. Cropper's skills in identifying, assessing and addressing various business issues as a result of his service on various public and private boards.

Kathleen A. McGinty
Age 48
Commercial Operations Oversight Committee
Nuclear Oversight Committee
Nuclear Oversight Subcommittee (Chair)

Ms. McGinty has been a director of NRG since October 2008. Most recently, Ms. McGinty served as Secretary of the Pennsylvania Department of Environmental Protection ("DEP"), a position she held from 2003 until July 2008. Before joining the DEP, Ms. McGinty spent six years in the Clinton White House, where she was chair of the White House Council on Environmental Quality and earlier served as a senior environmental advisor to Vice President Al Gore. She currently serves as Secretary of the Board of Trustees at Saint Joseph's University in Pennsylvania and is the former Chair of the Pennsylvania Energy Development Authority. Ms. McGinty is also a founding partner of Peregrine Technology Partners, LLC, a firm focused on commercialization of resource efficient technologies, and operating partner of Element Partners, an investor in the clean technology sector. Ms. McGinty is also a director of Iberdrola USA and currently serves as Senior Vice President and Managing Director of Weston Solutions, Inc.

Ms. McGinty's experience and leadership in the clean energy sector, as well as with the DEP and as an environmental advisor, provide a perspective into climate change legislation and environmental awareness that is increasingly central to the Company as it develops, refines and implements its forward strategy. Furthermore, her experiences in high-level government positions enable Ms. McGinty to bring significant insights into government mindset and processes in an environment where most major projects embarked upon by the Company are, to some degree at least, a public/private partnership.

Thomas H. Weidemeyer
Age 64
Finance Committee
Nuclear Oversight Committee

Mr. Weidemeyer has been a director of NRG since December 2003. Until his retirement in December 2003, Mr. Weidemeyer served as Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., the world's largest transportation company and President of UPS Airlines. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and, in 1994, was elected its President and Chief Operating Officer. Mr. Weidemeyer became Senior Vice President and a member of the Management Committee of United Parcel Service, Inc. that same year, and he became Chief Operating Officer of United Parcel Service, Inc. in January 2001. Mr. Weidemeyer also serves as a director of The Goodyear Tire & Rubber Co., Waste Management, Inc. and Amsted Industries Incorporated.

Mr. Weidemeyer's executive management experience with a logistics company involving extensive supply chain management brings important skills highly valued both by the Company itself and by its Board of Directors. In addition, Mr. Weidemeyer's service on other boards gives him a direct insight into best practices that is valuable to our Board.

 Class II Directors (Terms expire in 2014)

        If Proposal No. 2 (the declassification of the Board) is approved, beginning with the election of directors at the 2014 Annual Meeting of Stockholders, the directors in the current Class II will be elected for a one-year term, and will be elected annually thereafter. Therefore, beginning with the Annual Meeting of Stockholders in 2015, all directors will stand for election annually. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

Lawrence S. Coben
Age 53
Governance and Nominating Committee (Chair)
Nuclear Oversight Committee

Mr. Coben has been a director of NRG since December 2003. He is currently Chairman and Chief Executive Officer of Tremisis Energy Corporation LLC. He was Chairman and Chief Executive Officer of Tremisis Energy Acquisition Corporation II, a publicly held company since July 2007, from December 2007 through March 2009 and of Tremisis Energy Acquisition Corporation from February 2004 to May 2006. From January 2001 to January 2004, he was a Senior Principal of Sunrise Capital Partners L.P., a private equity firm. From 1997 to January 2001, Mr. Coben was an independent consultant. From 1994 to 1996, Mr. Coben was Chief Executive Officer of Bolivian Power Company.

Mr. Coben's experience as a chief executive officer and investor in the energy industry brings a valuable cross section of skills to the Board. Mr. Coben brings to the Board significant managerial, strategic, and financial expertise, particularly as it relates to Company financings, transactions and development initiatives.

Paul W. Hobby
Age 51
Commercial Operations Oversight Committee (Chair)
Nuclear Oversight Committee
Nuclear Oversight Subcommittee

Mr. Hobby has been a director of NRG since March 2006. Mr. Hobby is the Managing Partner of Genesis Park, L.P., a Houston-based private equity business specializing in technology and communications investments which he helped to form in 2000. In that capacity, he serves as the Chief Executive Officer of Alpheus Communications, Inc., a Texas wholesale telecommunications provider, and as Former Chairman of CapRock Services Corp., the largest provider of satellite services to the global energy business. From November 1992 until January 2001, he served as Chairman and Chief Executive Officer of Hobby Media Services and was Chairman of Columbine JDS Systems, Inc. from 1995 until 1997. He was an Assistant U.S. Attorney for the Southern District of Texas from 1989 to 1992, Chief of Staff to the Lieutenant Governor of Texas, Bob Bullock, in 1991 and an Associate at Fulbright & Jaworski from 1986 to 1989. Mr. Hobby is also a director of Stewart Information Services Corporation (Stewart Title).

Mr. Hobby joined the Board following the Company's acquisition of Texas Genco, LLC in which he served on its board of directors, and as a result brings historical and present context to the Company's ongoing business endeavors in the Texas region. The Board also values his entrepreneurial and financial expertise in evaluating the Company's growth initiatives, as well as his involvement in the Houston and greater Texas community, which is the Company's principal market.

Gerald Luterman
Age 68
Audit Committee
Finance Committee
Nuclear Oversight Committee

Mr. Luterman has been a director of NRG since April 2009. He also served as Interim Chief Financial Officer of the Company from November 2009 through May 2010. Mr. Luterman was Executive Vice President and Chief Financial Officer of KeySpan Corporation from August 1999 to September 2007. Prior to this time, Mr. Luterman had more than 30 years experience in senior financial positions with companies including American Express, Booz Allen & Hamilton, Emerson Electric Company and Arrow Electronics. Mr. Luterman also served as a director of IKON Office Solutions, Inc. from November 2003 until August 2008 and U.S. Shipping Partners L.P. from May 2006 until November 2009.

Mr. Luterman brings extensive experience in the energy industry as a result of his employment at KeySpan Corporation, which is further complemented by his financial expertise as the former chief financial officer. Mr. Luterman's finance and accounting background is a valuable asset to the Board, and particularly the Finance and Audit Committees. In addition, Mr. Luterman's service as the Company's Interim Chief Financial Officer of the Company from November 2009 through May 2010 gave him valuable insights into the operations of the Company and its management.

Herbert H. Tate
Age 59
Commercial Operations Oversight Committee
Nuclear Oversight Committee
Nuclear Oversight Subcommittee

Mr. Tate has been a director of NRG since December 2003. Mr. Tate was Of Counsel to Wolff & Samson, P.C. a New Jersey law firm from 2002 to 2004. In 2004, he became Corporate Vice President of Regulatory Strategy for NiSource Corporation and served until April 2006. From 1994 to 2001, Mr. Tate was appointed by New Jersey Governor Christine Todd Whitman as President to the New Jersey Board of Public Utilities (NJBPU). During that period, Mr. Tate also served on the Board of Directors for the National Regulatory Research Institute (NRRI), at Ohio State University; as a member of the Electricity Committee of the National Association of Regulatory Utility Commissioners (NARUC); and as a member of the Harvard Electric Policy Group. During 2001 and 2002, Mr. Tate was Professor for Energy Policy Studies at the New Jersey Institute of Technology, and from 2001 through 2005, Mr. Tate served as a member of the Advisory Committee to the Electric Power Research Institute (EPRI) Board of Directors. Upon leaving the NJBPU in 2001 and until 2004, Mr. Tate served on the Board of Directors for Central Vermont Public Service electric utility and on the Audit Committee. From 2001 to 2005, Mr. Tate also served on the Board of Directors for IDT Capital and IDT Spectrum, subsidiaries to IDT Corporation. In addition to his experience in the electric and natural gas industries, Mr. Tate was appointed by President George H.W. Bush as Assistant Administrator for Enforcement to the United States Environmental Protection Agency from 1991 to 1993. Mr. Tate served on the Board of Directors to the Environmental Law Institute from 2004 to 2009.

Mr. Tate brings to the Board extensive expertise in the electric and natural gas industries through his diversified background and experience with management, regulatory and policy, as well as his prior board experience. Particularly, Mr. Tate's experiences with both the electric power generation wholesale markets and competitive retail electricity markets through his regulatory, policy and business experience enables him to provide the Board with significant managerial, strategic, and compliance-based expertise which has proven valuable since he joined the Board with the original class in 2003.

Walter R. Young
Age 67
Governance and Nominating Committee
Finance Committee
Nuclear Oversight Committee

Mr. Young has been a director of NRG since December 2003. From May 1990 to June 2003, Mr. Young was Chairman, Chief Executive Officer and President of Champion Enterprises, Inc., an assembler and manufacturer of manufactured homes. Mr. Young has held senior management positions with The Henley Group, The Budd Company and BFGoodrich.

Mr. Young brings a wide array of experience, expertise and points of view to the Board as a result of his service as a former chief executive officer of a large public company outside of the energy sector and his involvement in numerous private start-up businesses, buy-outs and later stage investments. Mr. Young's skills in corporate finance and accounting matters enable him to be a valuable asset to the Finance Committee.

PROPOSAL NO. 2

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO DECLASSIFY THE BOARD

        After careful consideration, the Board has adopted, declared advisable and is submitting for consideration and approval by the stockholders an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to declassify the Board so that all directors stand for election annually by the 2015 Annual Meeting of Stockholders (the "Amendment").

        The full text of the proposed Amendment, which would revise Article Ten, Sections 1 and 2 of the Certificate, is attached as Appendix A to this Proxy Statement.

Background of the Proposal

        While the Board believes that the classified Board structure has promoted stability and continuity, facilitated long-term strategic planning, enhanced the independence of our directors and their knowledge of the Company and protected the Company against unsolicited takeover bids, the Board also is committed to implementing good corporate governance. The Board recognizes the sentiment among stockholders and a number of institutional investor groups that the annual election of directors would enhance the Company's corporate governance policies by allowing for an annual evaluation of all directors. Accordingly, the Board has determined that it is in the best interests of the Company and its stockholders to declassify the Board and provide for the annual election of all directors by the 2015 Annual Meeting of Stockholders.

Summary of Proposed Amendment

        Section 1 of Article Ten of the Certificate currently divides the Board into three classes that are elected for staggered, three-year terms. If this proposal is approved by the stockholders, the Amendment would provide for the phased elimination of the classified structure of the Board through the election of directors whose terms are expiring for one-year terms. As the Amendment would not shorten the existing term of a director, the directors who have been elected prior to the effectiveness of the Amendment (including the directors elected at this Annual Meeting) will complete their respective terms and be eligible for re-election for one-year terms thereafter. Beginning with the Annual Meeting of Stockholders in 2015, the entire Board will be elected annually. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

        If this proposal is approved by the stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment to the Certificate with the Delaware Secretary of State, which the Company intends to do promptly following the Annual Meeting. If the proposal is not approved by the stockholders, the Amendment will not be implemented and the Company's current classified Board structure will continue in place.

The Board recommends a vote "FOR" the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to declassify the Board of Directors. Proxies solicited by the Board will be voted "FOR" the approval of the amendment unless a contrary vote is specified.

PROPOSAL NO. 3

ADOPTION OF THE NRG ENERGY, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

        The NRG Energy, Inc. Employee Stock Purchase Plan, established in 2008, is designed to attract and retain talented employees necessary for the Company's continued growth and success. The Board authorized an aggregate of 500,000 shares of Common Stock for issuance under such plan. At its meeting on February 15, 2012, the Board approved an additional 1,000,000 shares of Common Stock for issuance under the plan, increasing the total number of shares of Common Stock available for issuance to 1,500,000 treasury shares, as well as additional technical changes, as reflected in the Amended and Restated Employee Stock Purchase Plan (the "ESPP"), subject to stockholder approval. The closing price of NRG's Common Stock on March [5], 2012 was $[              ].

        The ESPP provides eligible employees of the Company with the opportunity to purchase shares of Common Stock through payroll deductions. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.

        Adoption of the ESPP requires the vote of a majority of the shares that are present in person or by proxy and entitled to vote at the annual meeting.

Description of the ESPP

        The following paragraphs provide a summary of the principal features of the ESPP and its operation. The ESPP is set forth in its entirety as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix B.

Purpose

        The purpose of the ESPP is to increase employee alignment with stockholders by facilitating and encouraging share ownership by NRG's employees.

Eligibility

        Each employee who customarily is scheduled to work at least seventeen and one-half hours per week and who on an offering date will have at least sixty days of continuous service prior to the start of the next option period, may become a participant in the ESPP (a "Participant") by executing and filing a stock purchase agreement with the Company prior to such offering date. An offering date occurs each January 1 and July 1. Approximately 4,700 employees will be eligible for the ESPP as of June 1, 2012. No employee may participate in the ESPP if such employee, immediately after an offering date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company, its parent or any subsidiary.

Administration

        Subject to oversight by the Board, a committee of officers will have the authority to administer the ESPP and to make and adopt rules and regulations consistent with the provisions of the ESPP or the Code and all notices required by the ESPP. Its interpretations and decisions with respect to the ESPP will be final and conclusive. The Committee will have the authority to appoint an employee as plan manager and to delegate to the plan manager such authority with respect to the administration of the ESPP as the Committee, in its sole discretion, deems advisable from time to time.

 Shares Available under the ESPP

        If this proposal is approved, there will be 1,500,000 treasury shares of Common Stock reserved for the ESPP. The aggregate number of shares which may be purchased under the ESPP will not exceed the number of shares reserved for the ESPP. As of March [5], 2012, 399,072 shares have been issued under the ESPP, thereby leaving 100,928 shares for issuance without the increase.

        In the event that adjustments are made in the number of outstanding shares of Common Stock or such shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the option price. All such adjustments will be made in the sole discretion of the Committee, and its decision will be binding and conclusive.

Enrollment and Contributions

        Payment for shares of Common Stock purchased under the ESPP will be made by authorized payroll deductions from each payment of a Participant's compensation in accordance with instructions received from a Participant for an option period. An option period is the six month period beginning on each offering date. Deductions will be expressed as a whole number percentage which will be at least 1% but not more than 10%. During an option period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that option period remain in the Participant's account to purchase Common Stock on the next exercise date, provided that he or she is an employee as of that exercise date. An exercise date occurs each June 30 and December 31. Any Participant who discontinues payroll deductions during an option period may again become a Participant for a subsequent option period by executing and filing another stock purchase agreement.

Purchase of Shares

        The option price per share of the Common Stock sold to Participants under the ESPP will be 85% of the fair market value of such share on the exercise date of an option period, but in no event will the option price per share be less than the par value of the Common Stock.

        On each exercise date, the amount in a Participant's account will be charged with the aggregate option price of the number of shares, including fractional shares, of Common Stock which can be purchased with such amount. Participants are required to hold the Common Stock purchased under the ESPP for at least one year from the date such shares were acquired.

        Notwithstanding any provisions of the ESPP to the contrary, no employee will be granted an option under the ESPP if, immediately after the grant, such employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary or parent of the Company would accrue at a rate which exceeds the lesser of: (a) twenty thousand dollars ($20,000) or (b) an amount equal to ten percent (10%) of the employee's annualized base salary in effect at the start of such offering period, in each case of fair market value of such shares (determined at the time such option is granted); provided, however, that for any calendar year in which such option would be outstanding at any time, employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any subsidiary or parent of the Company may not accrue at a rate which exceeds twenty-five thousand dollars ($25,000) in the aggregate (as determined at the time such option is granted).

        The maximum number of shares of Common Stock that each employee may purchase during an offering period is 20,000.

 Termination of Participation

        A Participant may withdraw from the ESPP at any time by filing a notice of withdrawal prior to the close of business on an exercise date. Upon withdrawal, the entire amount, if any, in a Participant's account will be refunded to him without interest. Any Participant who withdraws from the ESPP may again become a Participant in accordance with plan rules at the start of the next option period.

        If a Participant ceases to be eligible for any reason, the dollar amount and the number of unissued shares in such Participant's account will be refunded or distributed to the Participant, or in the case of death, the Participant's designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.

Number of Shares Purchased by Certain Individuals and Groups

        Given that the number of shares of Common Stock that may be purchased under the ESPP is determined, in part, by the share's market value on the exercise date and given that participation in the ESPP is voluntary on the part of eligible employees, the actual number of shares that may be purchased by any individual is not determinable.

Amendment and Termination

        The Board or the Compensation Committee may at any time, or from time to time, amend the ESPP in any respect, except that, without approval of the stockholders, no amendment may increase the aggregate number of shares reserved under the ESPP, materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the ESPP. Any amendment of the ESPP must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.

        Unless otherwise terminated by the Board or the Compensation Committee, the ESPP will terminate on December 31, 2021.

U.S. Tax Aspects

        Neither the grant of an option, nor the exercise of an option, under the ESPP will have any tax consequences to Participants or the Company under federal tax laws. Tax consequences for a Participant will not arise until the Participant disposes of the Common Stock acquired under the ESPP. The tax treatment on disposition of Common Stock will depend on whether the Participant disposes of the Common Stock before or after the expiration of the "statutory holding period," i.e., the later of two years after the grant of the option or one year after the option is exercised.

        If the Participant disposes of Common Stock acquired under the ESPP after the expiration of the statutory holding period, he or she will recognize ordinary income equal to the lesser of: (1) the excess of the fair market value of the Common Stock on the grant date over the option price and (2) the excess of the amount realized on the disposition of Common Stock over the option price. Any additional gain realized from the disposition will be treated as capital gain. If the Participant disposes of the Common Stock acquired under the ESPP before the expiration of the statutory holding period, he or she will recognize ordinary income equal to the excess of the fair market value of the Common Stock on the exercise date over the option price. Any additional gain realized from the disposition will be treated as capital gain. The company will be entitled to a deduction equal to the amount of ordinary income recognized by the Participant in the event of a disposition before the expiration of the statutory holding period.

 Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	10,675,739	$22.93	8,135,048
Equity compensation plans not approved by security holders	—	N/A	—

Total	10,675,739	$22.93	8,135,048

(1)
Consists of NRG Energy, Inc.'s Long-Term Incentive Plan, or the LTIP, and NRG Energy, Inc.'s Employee Stock Purchase Plan, or the ESPP. The LTIP became effective upon the Company's emergence from bankruptcy. The LTIP was subsequently approved by the Company's stockholders on August 4, 2004, and was amended on April 28, 2006, to increase the number of shares available for issuance to 16,000,000, on a post-split basis, and again on December 8, 2006, to make technical and administrative changes. On July 28, 2010, the LTIP was amended to increase the number of shares available for issuance to 22,000,000. The LTIP provides for grants of stock options, stock appreciation rights, restricted stock, performance units, deferred stock units and dividend equivalent rights. NRG's directors, officers and employees, as well as other individuals performing services for, or to whom an offer of employment has been extended by the Company, are eligible to receive grants under the LTIP. The purpose of the LTIP is to promote the Company's long-term growth and profitability by providing these individuals with incentives to maximize stockholder value and otherwise contribute to the Company's success and to enable the Company to attract, retain and reward the best available persons for positions of responsibility. The Compensation Committee of the Board of Directors administers the LTIP. There were 7,957,697 and 10,141,819 shares of common stock remaining available for grants of awards under NRG's LTIP as of December 31, 2011, and 2010, respectively. The ESPP was approved by the Company's stockholders on May 14, 2008. There were 500,000 shares reserved from the Company's treasury shares for the ESPP. As of December 31, 2011, there were 177,351 shares of treasury stock reserved for issuance under the ESPP. In the first quarter of 2012, 76,423 shares were issued to employees' accounts from the treasury stock reserve for the ESPP.

The Board of Directors recommends, on the advice of the Compensation Committee, that the stockholders vote "FOR" the adoption of the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan. Proxies solicited by the Board will be voted "FOR" the proposal unless a contrary vote is specified.

PROPOSAL NO. 4

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF NRG'S NAMED EXECUTIVE OFFICERS

        Under Section 14A of the Securities Exchange Act of 1934, the stockholders of NRG are entitled to vote at this year's annual meeting to approve the compensation of the Company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

        As described more fully in the Compensation Discussion and Analysis (the "CD&A") section of this Proxy Statement, NRG's executive compensation program is designed to attract, retain and reward top executive talent. The program in 2011 sought to align executive compensation with stockholder value on an annual and long-term basis through a combination of base salary, annual incentives, long-term incentives, benefits, severance and change-in-control benefits. At the Company's 2011 Annual Meeting of Stockholders, the advisory vote on executive compensation received approximately 60% approval from the Company's stockholders. Management, the Compensation Committee and the full Board of Directors took into account the low approval percentage and initiated a comprehensive investor outreach program and evaluation of the Company's compensation practices.

        From April 2011 through July 2011, the Company's Investor Relations group, supported by members of the Human Resources group, discussed the Company's compensation practices with NRG's largest stockholders to determine the following:

  •
  why certain stockholders voted for or against the Company's compensation practices;

  •
  what were the positive elements of the Company's compensation design; and

  •
  what new or different elements the stockholders would recommend regarding the Company's executive compensation program.

        Through this process, it was clear that the focus of stockholders is threefold: (i) on the continual growth of Free Cash Flow and earnings before interest, tax, depreciation and amortization ("EBITDA"); (ii) better aligning pay with performance, particularly as it relates to the Company's return of capital to stockholders; and (iii) increasing the performance-based metric in the Company's LTIP. As a result, and as more fully described in detail in the CD&A, the Company made significant changes to its executive compensation program for 2012.

        Below is a summary of the primary components of our executive compensation program for 2011 and the changes made for 2012, which is more fully discussed in the CD&A on pages 42-58.

Fiscal 2011 Total Direct Annual Compensation

Annual Compensation Component	Key Features	Purpose	Fiscal 2011 Actions	Fiscal 2012 Actions

Base Salary (further discussion on pages 46-47)	Fixed annual cash amount. Base pay increases considered annually based on merit and to align with market competitiveness (as described on pages 46-47 of the CD&A).	To provide a competitive fixed amount of cash compensation to attract and retain highly qualified executives.
Neither the Chief Executive Officer nor any of the NEOs received annual base salary increases; however, as a result of a management reorganization, certain NEOs received an increase in annual base salary as part of their expanded responsibilities within the Company.
The Company will continue to apply a policy of market and merit-based review of Chief Executive Officer and NEO base salary with a focus on targeting the median of the Company's peer group as opposed to the median to 75th percentile targeted in prior years.

Chief Executive Officer did not receive a base salary increase; the other NEOs received no more than a 2.5% increase.

Annual Incentive Plan Cash Incentive Award (further discussion on pages 47-54)
Committee determines funding level of the AIP award pool by evaluating Company performance against pre-established, short-term financial goals (Consolidated Adjusted EBITDA and Consolidated Adjusted Free Cash Flow).

Individual performance evaluated against key business priorities and performance of respective business units. Annual incentives awarded as a percentage of base salary.
To motivate and reward achieving or exceeding company, organization and individual performance goals, reinforcing pay-for-performance.

To focus the entire organization on key business objectives and motivate the executive officers to lead their organizations to achieve financial and strategic goals.
The Company's performance did not meet the target metric. Accordingly, no NEOs received awards at or above target, regardless of individual performance since any payments above target are only triggered by EBITDA and Free Cash Flow metrics, not individual performance.
The Company will continue using absolute Adjusted Free Cash Flow and Adjusted EBITDA in establishing financial goals, but will increase individual performance metrics as they relate to the return of capital to stockholders to more closely align the AIP incentives with stockholder interests. Implementing such a measure takes into account both the Company's long-term growth strategy and the Company's annual Capital Allocation Plan that is important to the Company's investors.

Fiscal 2011 Total Direct Annual Compensation

Annual Compensation Component	Key Features	Purpose	Fiscal 2011 Actions	Fiscal 2012 Actions

Long-Term Incentive Compensation (further discussion on pages 54-56)

Award a mix of NQSOs (33%), PUs (34%) and RSUs (33%) based on percentage of base salary.

NQSOs vest equally over three-year service period with a term of 10 years.

PUs vest after three years of service assuming a threshold stock price is achieved.

RSUs vest after three years of service.

To provide a balanced distribution of equity awards that strengthen the alignment with stockholder interests and promote the Company's growth strategies.

NQSOs support the Company's growth strategy, provide a link between executives' compensation and stock price, and serve as a retention tool. Importantly, stock options will not provide any value to participants unless the Company's stock price moves above the price on the date of grant, further linking our executive's compensation to the performance of our stockholder returns.

PUs support long-term goals and significant increases in stockholder value over a three-year time horizon.

		RSUs motivate executives to lead their organizations to achieve longer-term financial goals that are expected to result in increased stockholder value; extended service requirement serves as an additional retention tool.	PUs granted on January 3, 2011 held a threshold price of $24.57 per share, a target price of $26.66 per share, and a maximum price of $31.17 per share.

New grants will be comprised of RSUs (33%) and MSUs (market stock units) (67%). This policy will strengthen the alignment between long-term incentive compensation and Total Shareholder Return as well as reduce dilution. The MSUs will replace the existing PUs and NQSOs.

RSUs will vest after 3 years of service and MSUs will vest after 3 years of service depending upon Total Shareholder Return.

This policy will provide a link between the number of shares received and the value received by stockholders; shares will increase and decrease alongside Total Shareholder Return.

Fiscal 2011 Total Direct Annual Compensation

Annual Compensation Component	Key Features	Purpose	Fiscal 2011 Actions	Fiscal 2012 Actions

Other Features (further discussion on pages 56-58)

Executive Stock Ownership Guidelines.

Clawback provisions under the Annual Incentive Plan and Long-Term Incentive Plan.

Maintain market prevailing dilution rates of less than 15%, as well as a three-year average run rate at or below 2%.

To ensure executive management interests are aligned with stockholder interests.

To prevent executive officers from receiving annual or long-term incentive awards where there has been an accounting restatement.

		To balance both the interests of stockholders in controlling dilution and NRG's business need to attract, motivate, and retain the level of executive talent required to execute its business strategy.		The Company will continue to apply these policies consistently. The Company eliminated all tax gross ups for executive officers.

        In the end, the intent of NRG's compensation program is to reward the achievement of the Company's annual goals and objectives while supporting the Company's long-term business strategy.

        This proposal, commonly known as a "say on pay" proposal, gives stockholders the opportunity to express their views on NRG's named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the named executive officer compensation as disclosed in this Proxy Statement, stockholders' concerns will be considered and the Board and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote "FOR" the approval of the compensation of the Company's named executive officers as disclosed in this Proxy Statement. Proxies solicited by the Board will be voted "FOR" the approval of the compensation of the named executive officers unless a contrary vote is specified.

 PROPOSAL NO. 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2012

        The Audit Committee appointed the firm of KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the year 2012 at a meeting held in February. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

        The Audit Committee first engaged KPMG LLP as the Company's independent registered public accounting firm on May 24, 2004.

The Board recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2012. Proxies solicited by the Board will be voted "FOR" ratification unless a contrary vote is specified.

EXECUTIVE OFFICERS

        Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.

David Crane
Age 53
President and Chief Executive Officer

        For biographical information for David Crane, see "Class I Directors (Terms expire in 2013)."

Kirkland Andrews
Age 44
Executive Vice President and Chief Financial Officer

        Mr. Andrews has served as Executive Vice President and Chief Financial Officer of NRG Energy since September 2011. Prior to joining NRG, he served as Managing Director and Co-Head Investment Banking, Power and Utilities — Americas at Deutsche Bank Securities from June 2009 to September 2011. Prior to this, he served in several capacities at Citigroup Global Markets Inc., including Managing Director, Group Head, North American Power from November 2007 to June 2009, and Head of Power M&A, Mergers and Acquisitions from July 2005 to November 2007. In his banking career, Mr. Andrews led multiple large and innovative strategic, debt, equity and commodities transactions.

Michael R. Bramnick
Age 46
Executive Vice President, General Counsel

        Mr. Bramnick has served as Executive Vice President and General Counsel since August 2010. He previously served as Senior Vice President, General Counsel, from February 2009 to August 2010. As General Counsel, Mr. Bramnick is responsible for NRG's legal affairs as well as corporate and regulatory compliance. He previously served as Deputy General Counsel and Chief Compliance Officer, having joined NRG in December 2004. In that position, he managed all litigation and dispute resolution for the Company, was responsible for the Corporate Compliance Program including the Company's Code of Conduct, and led the Regulatory Compliance Group. Prior to joining NRG, Mr. Bramnick was Associate General Counsel at Millennium Chemicals. He previously held in-house positions at Lucent Technologies and EnviroSource and served in private practice for six years at Pepper Hamilton, LLP.

Mauricio Gutierrez
Age 41
Executive Vice President, Chief Operating Officer

        Mr. Gutierrez has served as Executive Vice President and Chief Operating Officer since July 2010. In this capacity, Mr. Gutierrez oversees NRG's Plant Operations, Commercial Operations, Environmental Compliance, as well as the Engineering, Procurement and Construction division. He previously served as Executive Vice President, Commercial Operations, from January 2009 to July 2010 and Senior Vice President, Commercial Operations, from March 2008 to January 2009. In this capacity, he was responsible for the optimization of the Company's asset portfolio and fuel requirements. Prior to this, Mr. Gutierrez served as Vice President Commercial Operations Trading from May 2006 to March 2008. Prior to joining NRG in August 2004, Mr. Gutierrez held various positions within Dynegy, Inc., including Managing Director, Trading — Southeast and Texas, Senior Trader East Power and Asset Manager. Prior to Dynegy, Mr. Gutierrez served as senior consultant and project manager at DTP involved in various energy and infrastructure projects in Mexico.

James J. Ingoldsby
Age 54
Senior Vice President and Chief Accounting Officer

        Mr. Ingoldsby has served as Senior Vice President and Chief Accounting Officer since March 2008. He is responsible for directing NRG's financial accounting and reporting activities. From August 2006 to March 2008, Mr. Ingoldsby served as Vice President, Financial Planning and Analysis. From May 2004 to July 2006, Mr. Ingoldsby served as NRG's Vice President and Controller. Mr. Ingoldsby, who led the Sarbanes-Oxley implementation at chemical company Hercules, Inc., previously held various executive positions at GE Betz, formerly BetzDearborn from 1993 to 2003, including serving as Controller and Director of Business Analysis and Director of Financial Reporting. He also held various staff and managerial accounting and auditing positions at Mack Trucks, Inc. from 1982 to 1993. Mr. Ingoldsby began his career with Deloitte and Touche.

John W. Ragan
Age 52
Executive Vice President and Regional President, Gulf Coast

        Mr. Ragan has served as Executive Vice President and Regional President, Gulf Coast since July 2010. In this capacity, Mr. Ragan is responsible for managing NRG's largest regional power generation portfolio, totaling over 10,500 megawatts of power in Texas and NRG's retail electric provider, Reliant Energy. He previously served as Executive Vice President and Chief Operating Officer from February 2009 to July 2010, overseeing NRG's Plant Operations, Commercial Operations, Environmental Compliance, as well as the Engineering, Procurement and Construction division. He previously served as Executive Vice President and Regional President, Northeast from December 2006 to February 2009. Prior to joining NRG, Mr. Ragan was Vice President of Trading, Transmission, and Operations at FPL Energy in 2006 and also served as Vice President of Business Management for FPL Energy's Northeast Region from August 2005 through July 2006. Prior to this, Mr. Ragan served as General Manager — Containerboard and Packaging for Georgia Pacific Corporation from October 2004 through July 2005. He also served in increasing roles of responsibility for Mirant Corporation from 1996 through 2004, notably as Senior Vice President and Chief Executive Officer of Mirant's International Group from August 2003 to July 2004.

Denise M. Wilson
Age 52
Executive Vice President and President, Alternative Energy Services

        Ms. Wilson has served as Executive Vice President and President, Alternative Energy Services since July 2011. In this capacity, Ms. Wilson is responsible for the oversight of all alternative energy ventures and development. Prior to this, Ms. Wilson served as Executive Vice President and Chief Administrative Officer ("CAO") from September 2008 to July 2011. As CAO, Ms. Wilson had oversight for several key corporate functions including Human Resources, Investor Relations, Communications and Information Technology. Ms. Wilson originally joined NRG in 2000 and served as Vice President, Human Resources from 2004 until she was named CAO in July 2006. She served in that position until March 2007 when she joined Nash-Finch Company, a leading national food distributor as Senior Vice President, Human Resources. Ms. Wilson left Nash-Finch in June 2008 to retire and then rejoined NRG in September 2008. Ms. Wilson has also served as Vice President, Human Resources Operations with Metris Companies Inc. and Director, Human Resources with General Electric ITS.

VOTING STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS

        The following table sets forth information concerning beneficial ownership of the Company's Common Stock as of March [5], 2012, for: (a) each director and the nominees for director; (b) named executive officers set forth in the Summary Compensation Table; and (c) the directors and executive officers as a group. For each person known to the Company to own more than five percent of the Company's Common Stock, the information provided is as of the date of their most recent filing with the SEC. None of the directors, nominees for director or named executive officers own any of the Company's preferred stock, and the Company is not aware of any person who owns more than five percent of the Company's preferred stock. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

        Except as noted below, the address of the beneficial owners is NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

Name of Beneficial Owner	Percent of Class**	Common Stock(1)
David Crane	1.09%	2,486,809(2)
Kirkland Andrews	*	0(3)
Mauricio Gutierrez	*	191,355(4)
John W. Ragan	*	176,391(5)
Christian S. Schade	*	9,716
Denise M. Wilson	*	148,504(6)
Howard E. Cosgrove	*	80,903(7)
Kirbyjon H. Caldwell	*	16,559(8)
John F. Chlebowski	*	42,065(8)
Lawrence S. Coben	*	48,224(9)
Stephen L. Cropper	*	40,936(10)
William E. Hantke	*	14,142(11)
Paul W. Hobby	*	25,050
Gerald Luterman	*	16,756(8)
Kathleen McGinty	*	16,571(8)
Anne C. Schaumburg	*	27,551(8)
Herbert H. Tate	*	15,484(12)
Thomas H. Weidemeyer	*	36,876(13)
Walter R. Young	*	56,751
All Directors and Executive
Officers as a group (21 people)	1.55%	3,532,999(14)
BlackRock, Inc.	10.32%	23,507,461(15)
40 East 52nd Street
New York, New York 10022
Franklin Mutual Advisers, LLC	9.10%	20,714,202(16)
101 John F. Kennedy Parkway
Short Hills, New Jersey 07078
T. Rowe Price Associates, Inc.	5.70%	12,971,189(17)
100 E. Pratt Street
Baltimore, Maryland 21202
The Vanguard Group, Inc.	5.64%	12,834,197(18)
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Orbis Investment Management Limited	5.32%	12,112,258(19)
Orbis Asset Management Limited
25 Front Street
Hamilton, Bermuda HM11
State Street Corporation	5.34%	12,165,842(20)
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111

*
Less than one percent of outstanding Common Stock.

**
Percentage ownership of 5%+ stockholders is provided as of March [5], 2012.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or investment power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights. Unless otherwise indicated, each person or entity has sole investment and voting power (or such person shares such powers with his or her spouse) with respect to the shares set forth in the table above.

(2)
Includes 2,181,780 shares that may be acquired at or within 60 days of March [5], 2012, pursuant to the exercise of options. Mr. Crane also owns 38,142 deferred stock units ("DSUs"). Each deferred stock unit represents the right of a participant to be paid one share of NRG's Common Stock at the end of a deferral period established under the award by the Compensation Committee or elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. Mr. Crane will receive one such share of Common Stock for each deferred stock unit he owns six months from the date of his termination of employment with NRG.

(3)
Mr. Andrews became Chief Financial Officer on September 6, 2011.

(4)
Includes 165,844 shares that may be acquired at or within 60 days of March [5], 2012, pursuant to the exercise of options.

(5)
Includes 163,465 shares that may be acquired at or within 60 days of March [5], 2012, pursuant to the exercise of options.

(6)
Includes 137,865 shares that may be acquired at or within 60 days of March [5], 2012, pursuant to the exercise of options.

(7)
Includes 20,000 shares held by Mr. Cosgrove's spouse and 60,903 DSUs. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock, payable in the event Mr. Cosgrove ceases to be a member of the Board. Mr. Cosgrove also owns 18,802 DSUs that will be exchanged for shares of NRG's Common Stock on a one-to-one basis on the following schedule: (i) 11,686 twelve months from the date of termination and (ii) 7,116 twenty-four months from the date of termination.

(8)
Represents DSUs. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock, payable in the event the director ceases to be a member of the Board.

(9)
Includes 45,772 DSUs. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock, payable in the event Mr. Coben ceases to be a member of the Board.

(10)
Includes 33,936 DSUs. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock, payable in the event Mr. Cropper ceases to be a member of the Board.

(11)
Mr. Hantke also owns 10,973 DSUs. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock. The 10,973 DSUs issued to him will be exchanged for such Common Stock on a one-to-one basis on the following schedule: (i) 3,450 on June 1, 2012, (ii) 647 on June 2, 2012, (iii) 3,452 on June 1, 2013 (iv) 2,318 on June 1, 2014 and (v) 1,106 on June 1, 2015.

(12)
Includes 3,182 DSUs. Each deferred stock unit is equivalent in value to one share of NRG's Common Stock, payable in the event Mr. Tate ceases to be a member of the Board.

(13)
Includes 34,876 DSUs payable in the event Mr. Weidemeyer ceases to be a member of the Board.

(14)
Consists of the total holdings of directors, named executive officers, and all other executive officers as a group. Includes shares that may be acquired at or within 60 days of March [5], 2012, pursuant to the exercise of options, the vesting of restricted stock units ("RSUs"), or the exchange of DSUs. Each RSU and DSU is equivalent in value to one share of NRG's Common Stock.

(15)
Based upon information set forth in the Schedule 13G/A filed on February 13, 2012 by BlackRock, Inc. ("BlackRock"). BlackRock has the sole voting power and the sole dispositive power over 23,507,461 shares.

(16)
Based on information set forth in the Schedule 13G/A filed on February 6, 2012 by Franklin Mutual Advisers, LLC ("FMA"). FMA has the sole voting power and the sole dispositive power over 20,714,202.

(17)
Based upon information set forth in the Schedule 13G/A filed on February 14, 2012 by T. Rowe Price Associates, Inc. ("Price Associates"). Price Associates has the sole power to vote 4,480,719 shares and sole dispositive power over 12,911,189 shares. The aggregate amount of shares owned by each reporting person is

  12,971,189 shares. These securities are owned by various individual and institutional investors, for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(18)
Based upon information set forth in the Schedule 13G/A filed on February 8, 2012 by The Vanguard Group, Inc. ("Vanguard"). Vanguard has the sole power to vote 334,548 shares and sole dispositive power over 12,499,649 shares. Vanguard has shared dispositive power over 334,548 shares. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 334,548 shares and directs the voting of those shares as a result of VFTC serving as investment manager of collective trust accounts.

(19)
Based upon information set forth in the Schedule 13G/A filed jointly on February 14, 2012 by Orbis Investment Management Limited ("OIML") and Orbis Asset Management Limited ("OAML"). OIML and OAML beneficially own 12,071,989 and 40,269 shares, respectively; OIML and OAML have sole voting and sole dispositive power over 12,112,258 shares. OIML and OAML filed together because they may be deemed to constitute a "group" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

(20)
Based upon information set forth in Schedule 13G filed on February 9, 2012 by State Street Corporation ("State Street"). State Street has shared voting and dispositive power over 12,165,842 shares. The following direct or indirect subsidiaries of State Street, which serves as the parent holding company, beneficially own the common stock: State Street Global Advisors France S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc, State Street Global Advisors Limited, State Street Global Advisors LTD, State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd. and State Street Global Advisors, Asia Limited.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC reports regarding their ownership and changes in ownership of our stock. Based on a review of these reports and the written representations of its directors and executive officers, NRG believes that during 2011, its directors and executive officers complied with all Section 16(a) filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
John F. Chlebowski, Chair Kirbyjon H. Caldwell Stephen Cropper

EXECUTIVE COMPENSATION

Executive Summary

NRG's Executive Compensation Program for 2012

        The Compensation Committee approved certain changes to the executive compensation program that will go into effect for the Company's 2012 fiscal year as a result of NRG's investor outreach following the 2011 Annual Meeting of Stockholders. Specifically, changes have been made to both annual incentive compensation and long-term incentive compensation to shift more of executive compensation to performance-based and increase alignment with the interests of the Company's stockholders. After considering the feedback from stockholders, the Company elected to continue the financial Annual Incentive Plan (the "AIP") goal of Consolidated Adjusted Free Cash Flow and Adjusted EBITDA, while adding and/or increasing certain individual performance metrics as they relate to returning capital to the stockholders. This change preserves the stockholders' interest in generating positive Adjusted Free Cash Flow, Adjusted EBITDA and long-term growth, while increasing the focus on the Company's annual Capital Allocation Plan, including returning value to stockholders. In addition, the grants under the Long-Term Incentive Plan (the "LTIP") will now be 33% restricted stock units ("RSUs") and 67% market stock units ("MSUs"). The MSUs will replace the existing Performance Units ("PUs") and Nonqualified Stock Options ("NQSOs"). MSUs are restricted grants where the quantity of shares increases and decreases alongside the Company's Total Shareholder Return ("TSR"). Following the outreach to Company investors and the comprehensive review of the Company's compensation practices, the Company believes that this strategy will better align pay with performance.

NRG's Executive Compensation Program for 2011

        The changes to the annual and long term incentives, as noted above, address several of the stockholders' concerns regarding pay-for-performance of the Chief Executive Officer. The equity pay mix has been adjusted to increase the percentage of performance based awards. NQSOs and PUs have been eliminated. In addition, the Chief Executive Officer did not receive a base salary increase in 2011. In 2011, the Company faced incredibly depressed natural gas prices and recessionary uncertainty. Therefore, the Compensation Committee targeted compensation between the 50th-75th percentile to attract, motivate and maintain a better-than-average management team. For 2012, the Company will target all components of pay to the median of the peer group chosen by the Committee's compensation consultant and believes such method is reasonable.

Compensation Discussion and Analysis

        The following discussion and analysis is focused on our executive compensation program as it relates to NRG's Named Executive Officers ("NEOs") in 2011 as well as a discussion of changes to such program for 2012, where applicable. The NEOs are the Chief Executive Officer, the Chief Financial Officer (serving as such at any time during the 2011 fiscal year) and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer serving as executive officers at the end of the 2011 fiscal year. Mr. Schade became Chief Financial Officer on May 11, 2010 and served in that capacity until September 5, 2011. Mr. Andrews assumed the position of Chief Financial Officer on September 6, 2011. For 2011, the NEOs were:

Name:	2011 Title:
David Crane	President and Chief Executive Officer
Kirkland Andrews	Executive Vice President and Chief Financial Officer
Mauricio Gutierrez	Executive Vice President, Chief Operating Officer
Denise M. Wilson	Executive Vice President and President, Alternative Energy Services
John W. Ragan	Executive Vice President and Regional President, Gulf Coast
Christian S. Schade	Former Executive Vice President and Chief Financial Officer

        The discussion and analysis below is based on the following outline:

  •
  the objectives of the executive compensation program at NRG;

  •
  what the executive compensation program is designed to reward;

  •
  all elements of compensation provided under the program, including:

      -->
      the reasons why these elements of compensation have been selected;

      -->
      how the amounts of each element are determined; and

      -->
      how and why each element and decision fits into NRG's overall objectives.

Objectives of NRG's executive compensation program

        The Compensation Committee of the Board, referred to as the Committee for purposes of this CD&A, is responsible for the development and implementation of NRG's executive compensation program. The objectives of this program are based on the Committee's philosophy that executive compensation should be aligned with stockholder value and improvements in corporate performance.

        These objectives are achieved through the use of both short- and long-term incentives. Therefore, the program strives to effectively use elements of compensation under a total reward philosophy that combines annual and multi-year reward opportunities. The intent of NRG's compensation program is to reward the achievement of the Company's annual goals and objectives while supporting the Company's long-term business strategy. As such, the Committee approved changes to the Company's 2012 compensation practices that more fully take into account these principles.

What NRG's executive compensation program is designed to reward

        Stockholder value, enhanced financial performance, and Company growth are realized through the Company's ongoing business strategy to consistently optimize the value of the Company's generation assets and to produce and sell safe, reliable and affordable power to our customers and in the markets served by the Company, while aggressively positioning the Company to meet the market's increasing demand for sustainable and low carbon energy solutions. These results are attained by maintaining and enhancing the Company's position as a leading wholesale power generation company and retail electricity provider in a cost-effective and risk-mitigating manner. This strategy consists of:

  •
  pursuing additional growth opportunities at existing sites;

  •
  increasing value from existing assets;

  •
  maintaining financial strength and flexibility;

  •
  empowering retail customers with distinctive products and services that transform how they use, manage and value energy;

  •
  positioning the Company's portfolio for success in a period of increasing environmental constraints, particularly with respect to greenhouse gas emissions;

  •
  reducing the volatility of cash flows through asset-based commodity hedging activities;

  •
  pursuing selective acquisitions, joint ventures, divestitures and investments in energy-related new businesses and new technologies in order to enhance the Company's asset mix and competitive position in its core markets, both with respect to its traditional core business and in respect of opportunities associated with the new energy economy; and

  •
  optimizing the Company's capital allocation strategy, particularly with respect to the return of capital to stockholders.

        Our executive compensation program promotes this strategy by:

  •
  attracting, retaining and rewarding top executive talent;

  •
  encouraging performance that results in enhanced stockholder value over the long-term and attainment of our business goals and objectives, both financial and non-financial, without creating or incentivizing excessive risk; and

  •
  rewarding strong individual performance, without creating or incentivizing excessive risk.

Effect of the most recent say on pay voting results on executive compensation policies and decisions

        At last year's Annual Meeting of Stockholders, the first advisory vote on executive compensation was held. The vote was approved, on an advisory basis, with approximately 60% voting in favor of the proposal. Following the Annual Meeting, and through July 2011, the Company's Investor Relations group, supported by members of the Human Resources group, conducted an extensive outreach program to discuss the Company's compensation practices with NRG's largest stockholders to determine the following:

  •
  why certain stockholders voted for or against the Company's compensation practices;

  •
  what were the positive elements of the compensation design; and

  •
  what new or different elements the stockholders would recommend regarding the Company's executive compensation program.

        Through this process, it was clear that the focus of stockholders is threefold: (i) on the continual growth of Free Cash Flow and EBITDA; (ii) better aligning pay with performance, particularly as it relates to the Company's return of capital to stockholders; and (iii) increasing the performance-based metric in the Company's LTIP.

        Following this extensive outreach, management presented the results of these discussions to the Committee in July 2011, at which point the Committee, in consultation with Frederic W. Cook, evaluated potential adjustments to the Company's executive compensation design. At this meeting, management and the Committee came to an agreement as to the direction of the changes to the Company's compensation practices, which were then presented in more detail to the Committee in October 2011. Following the October meeting, management made a final assessment of the changes to ensure that they aligned with the feedback received from the Company's stockholders and presented a revised the AIP design and modified the LTIP awards to the Committee for final approval in

November 2011. Through the beginning of 2012, the Company continued to receive feedback from stockholders regarding the Company's capital allocation strategy and strategic growth plan, and management focused on finalizing an annual incentive plan that aligned executive compensation with stockholder sentiment.

        As a result, for 2012, changes have been made to both the AIP compensation and the LTIP compensation to increase alignment of executive compensation with stockholder focus. The Company has retained the financial AIP goal of Consolidated Adjusted Free Cash Flow and Consolidated Adjusted EBITDA to continue to focus on the importance of cash flow and long-term growth, while increasing individual performance metrics as they relate to the Company's Capital Allocation Plan. This change is designed to bring individual focus to returning capital to the Company's stockholders. In addition, the grants under the LTIP will now be 33% RSUs and 67% MSUs. MSUs are restricted grants where the quantity of shares increases and decreases alongside TSR. These changes will more closely align pay with performance.

        The Company has determined to hold the advisory vote on executive compensation annually, in accordance with the advisory vote results from last year's Annual Meeting. Therefore, after this year's annual meeting, the next say on pay vote will occur at the 2013 Annual Meeting of Stockholders, currently scheduled to be held in April 2013.

Elements of compensation provided under NRG's executive compensation program

        The Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to support the Committee in overseeing and reviewing the Company's overall compensation strategy, structure, policies and programs, and to assess whether the Company's compensation structure establishes appropriate incentives for management and employees.

        Frederic W. Cook assisted with executive pay decisions and worked with the Committee independent of any Company management to formulate the design of compensation programs in 2011.

        Annually, the Committee reviews all elements of executive compensation individually and in the aggregate against market data for companies with which NRG competes for executive talent. The Committee evaluates NRG's executive compensation based on competitive market information provided by the consultant via the development of a "peer group." The composition of the peer group is targeted towards publicly-traded, independent power producers and utilities with power generation operations that have revenues of approximately 50% to 200% of NRG's projected revenue, similar generation capacity, or geographic similarity. Each of these characteristics may not be met for every company in the peer group.

        The Committee and management review the composition of the peer group on an annual basis, with market and peer-group analysis provided by Frederic W. Cook. The Company aims to compare its executive compensation program to a consistent peer group year to year, but given the extremely dynamic nature of the industry and the companies in it, the Company occasionally must alter the list to best represent the Company's industry peers from one year to the next. However, for 2011, no changes were made to the peer group list from the prior year. For 2011, the peer group consisted of:

    AES Corporation (NYSE: AES)
    Allegheny Energy, Inc. (NYSE: AYE)
    Calpine Corporation (NYSE: CPN)
    CenterPoint Energy, Inc. (NYSE: CNP)
    CMS Energy Corporation (NYSE: CMS)
    Constellation Energy Group, Inc. (NYSE: CEG)
    Dominion Resources, Inc. (NYSE: D)

    DTE Energy Company (NYSE: DTE)
    Dynegy Inc. (NYSE: DYN)
    Edison International (NYSE: EIX)
    El Paso Corporation (NYSE: EP)
    Entergy Corporation (NYSE: ETR)
    GenOn Energy, Inc. (NYSE: GEN)
    NextEra Energy, Inc. (NYSE: NEE)
    PPL Corporation (NYSE: PPL)
    Public Service Enterprise Group Inc. (NYSE: PEG)
    Sempra Energy (NYSE: SRE)

        The various elements of NRG's executive compensation program for 2011 were benchmarked relative to the compensation provided to executives of this peer group, as well as other published survey data. For the survey analysis, the Committee benchmarked NRG's NEOs to survey data based on functional job responsibility, using energy industry data where available and supplementing it with general industry data. NRG's incentive plan design, plan features, and level of participation were also considered during the benchmarking exercise.

        In conjunction with the analysis of NRG's peer group, the Committee aims to emphasize performance-based pay while balancing short- and long-term results through the use of an effective mix of cash, equity and other benefits. By implementing this compensation structure, the Committee believes that the interests of the Company are aligned with the interests of the stockholders, while continuing to emphasize the achievement of the Company's business goals and objectives.

        Based on the analysis of NRG's peer group and the Company's objectives described above, the Committee affirmed during 2011 the following six components of NRG's executive compensation program:

  •
  Base salary;

  •
  Annual incentive compensation;

  •
  Long-term incentive compensation, including restricted stock units, non-qualified stock options and performance units;

  •
  Benefits; and

  •
  Severance and change-in-control benefits.

        Going forward, these components will change, as described below. For each element, and in the aggregate, NRG targeted reward values for the Company's NEOs for 2011 between the 50th-75th percentile based on the results of the competitive analysis for its NEOs for both total cash compensation (base salary plus annual cash incentives) and for total compensation (total cash compensation plus expected value of long-term incentives). For 2012, NRG will target the median based on the results of a competitive analysis.

Base Salary

        Annual base salary is designed to compensate NEOs for their level of experience and continued expectation of superior performance. Base salary does not necessarily increase, but merit-based pay is expected to increase each year in relation to market competitiveness and individual performance. Increases in base salary affect other elements of compensation:

  •
  As base salary increases, the resulting AIP target dollar opportunity will increase (assuming equal percentage participation).

  •
  NRG's long-term incentive compensation, delivered through the LTIP, is awarded as a multiple of base salary. As base salary increases, the grant date value of the equity award increases.

  •
  Certain life insurance benefits, severance benefits, and change-in-control benefits are valued as a function of base salary and increase in value commensurate with growth in base salary.

        In addition to targeting base salary levels between the 50th-75th percentile of the peer group, the base salary recommendations also incorporate the NEO's individual performance, the general contributions of the NEO to overall corporate performance, and the level of responsibility of the NEO with respect to his or her specific position. In general, base salary levels for NEOs do not necessarily increase from year to year but merit-based increases are awarded to reflect exceptional individual performance. In 2011, the Company's executive officers did not receive an increase in base salary. However, in August 2011, Mr. Gutierrez, Ms. Wilson and Mr. Ragan received an increase in base salary as part of the reorganization of the Company's management structure which resulted in an increase of responsibilities and oversight duties for these individuals. For 2012, NRG will target the median base salary based on the results of the competitive analysis.

        For 2011, the base salary earnings for each NEO were as follows:

Named Executive Officer	2011 Base Salary Earnings ($)
David Crane	1,210,000
Kirkland Andrews	170,769	(1)
Mauricio Gutierrez	519,616
Denise M. Wilson	483,154
John W. Ragan	528,731
Christian S. Schade	362,885	(2)

(1)
Represents Mr. Andrews' base salary from September 6, 2011 to December 31, 2011.

(2)
Mr. Schade served as Chief Financial Officer until September 5, 2011.

Annual Incentive Compensation

        Overview—Annual incentive compensation is designed to compensate NEOs for meeting specific individual and Company goals, and to reward individuals for meeting financial and non-financial goals and objectives established as part of the Company's annual business plan. Annual incentive compensation is determined as a percentage of each NEO's annual base salary. The AIP design is based on best practices and market competitiveness as benchmarked with NRG's peer group. In keeping with the purposes of the AIP, if the Company is required to prepare an accounting restatement because it is in material noncompliance with any financial reporting requirements, then any NEO who has received a payment under the AIP may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a clawback).

        The AIP is calculated using actual performance results from a weighted percentage of performance criteria. These criteria are chosen to align each NEO's responsibilities with available quantitative financial measures and qualitative measures that NRG values in the leadership of the business, such as safety, budget control, staff development, growth strategies and individual performance compared to the Company's goals. Annually, quantitative and qualitative performance goals are recommended by the NRG Senior Management Team for approval by the Committee. These criteria were chosen as the primary short-term benchmarks with respect to the strategies chosen for attaining the Company's business objectives of increasing stockholder value and the improvement in corporate performance.

        AIP Performance Criteria—The following tables provide the 2011 performance criteria established for the NEOs and, for each NEO, the weight each criterion is given with respect to individual NEO performance. The criteria are used in determining the AIP payment as described in more detail below and are designed to achieve the Company's primary short-term goals and long-term business objectives, such as maintaining financial strength and stability, reducing the volatility of cash flows, improving safety performance, positioning the Company for success under increasing environmental constraints, and optimizing the Company's strategic and business developments.

        The criteria for the Chief Executive Officer are established by the Committee based upon meetings with the Chief Executive Officer and discussions regarding performance goals of the Company and himself. The criteria for the other NEOs are established by the Chief Executive Officer, in consultation with the Committee, and subsequently reviewed and approved by the Committee. The criteria for all NEOs are based upon the Company's business strategy and individual development year-over-year, in conjunction with the applicability of the criteria to the NEO's business unit. For example, for the positions of Chief Executive Officer and Chief Financial Officer, the performance criteria are weighted towards overall Company financial performance due to the nature of their respective position with the Company; whereas, in addition to overall Corporate performance, a Regional President's performance criteria is weighted towards regional financial performance and safety and/or environmental performance due to the Regional President's oversight of regional financial, safety and environmental performance. We believe this design reflects clearer lines of sight for Regional Presidents or other functional heads over their respective business units. Furthermore, certain criteria, such as trading and hedging or new business development/implementation, apply to specific NEOs due to their expertise and areas of responsibility within the Company. The criteria consist of objective goals, such as EBITDA, environmental and safety metrics, as well as subjective goals based on each NEO's annual performance review, such as positive developments with respect to strategic development, staff development, capital allocation, trading and hedging, and internal controls. For 2012, the performance criteria are also informed by investor input from the Company's outreach efforts.

2011 Performance Criteria

Performance Criteria	Definition
Consolidated Adjusted EBITDA, excluding mark-to-market	Net Income before Interest Expense, Income Tax, Depreciation and Amortization — as calculated from NRG's Statement of Operations as found in Item 15 — Consolidated Financial Statements to the Company's Annual Report on Form 10-K filed on February 28, 2012 (the "2011 Form 10-K"), and as further adjusted for certain non-recurring items and excluding mark-to-market movements of economic hedges since a portion of these forward sales and purchases are not afforded hedge accounting treatment. For 2011, the Consolidated Adjusted EBITDA target was set at $1,950 million.

Performance Criteria	Definition
Regional Adjusted EBITDA and Growth Initiatives, excluding mark-to-market

Regional Net Income before Interest Expense, Income Tax, Depreciation, and Amortization — as calculated from NRG's Statement of Operations as found in Item 15 — Consolidated Financial Statements to the 2011 Form 10-K, and as further adjusted for certain non-recurring items and excluding mark-to-market movements of economic hedges since a portion of these forward sales and purchases are not afforded hedge accounting treatment. With respect to Mr. Ragan, for 2011, the Regional Adjusted EBITDA target for the Gulf Coast Region was set at $1,487 million.

Consolidated Adjusted Free Cash Flow

Cash Flow from Operations, excluding changes in nuclear decommissioning trust liability and changes in collateral deposits supporting energy risk management activities, less maintenance and environmental capital expenditures and including net payments to settle acquired derivatives that include financing elements and purchases and sales of emission allowances — as calculated from NRG's Statement of Cash Flows as found in Item 15 — Consolidated Financial Statements to the 2011 Form 10-K. For 2011, the Consolidated Adjusted Free Cash Flow target was set at $1,025 million.

Regional Safety/Environmental

Applied safety practices at Regional plant and office locations and qualitative and/or quantitative assessment of environmental compliance and initiatives. With respect to Mr. Ragan, for 2011, the Gulf Coast safety target was set at 14 Occupational Safety and Health Administration ("OSHA") recordables and the Gulf Coast environmental target was established by setting a target that contemplates the number of notices of violations, reportable spills, or non-compliance events at each Regional plant, such as air emissions exceedance, waste water non-compliance, or administrative non-compliance. Each plant starts the year with a base number of zero and any non-compliance event adds a point and projects addressing climate change, clean air and protecting our resources can result in a maximum one point reduction. For 2011, the Gulf Coast environmental target was set at the average target across the Regional plant or office fleet of 1.71.

Performance Criteria	Definition
Corporate Safety/Environmental

Applied safety practices at plant and office locations and qualitative and/or quantitative assessment of environmental compliance and initiatives. For 2011, the Corporate safety target was set at a 0.86 OSHA recordable rate based upon OSHA Total Recordable Injury Rate. For 2011, the Corporate environmental target was established by setting a target that contemplates the number of notices of violations, reportable spills, or non-compliance events at each Company plant or office, such as air emissions exceedance, waste water non-compliance, or administrative non-compliance. Each plant starts the year with a base number of zero and any non-compliance event adds a point and projects addressing climate change, clean air and protecting our resources can result in a maximum one point reduction. For 2011, the Corporate environmental target was set at the average target across the plant or office fleet of 1.33.

Development and Implementation of EPC and Operations (ECOM and Green Energy)	Continued development of the corporate strategy for Engineering, Procurement, and Construction across operations, including NRG's renewable portfolio.
Staff Development and Succession Planning	Personnel recruitment, education, and advancement, including diversity advancements.
Budget Expense Improvement	Achieve budgeted savings and efficiencies against function operational budget.
Sales/Customer Development	Identify, engage, and develop high priority customers across multiple lines of business.
New Business Support	Expansion of the business via development in both core assets and renewables.
Trading/Hedging, Origination

Maximizing operating income through the efficient procurement and management of fuel supplies and maintenance services, and the sale of energy, capacity and ancillary services into attractive spot, intermediate and long-term markets.

Capital Structure, Capital Allocation and "Green" Financing — Strategy and Implementation	Achievement of 2011 objectives and advancement of longer term plan.

Performance Criteria	Definition
Control Environment

Achievement of 2011 audit plan as approved by the Company's Audit Committee, including effective controls in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the advancement of Engineering, Procurement and Construction control framework.

Strategic Development/Implementation	Development and dissemination of corporate strategy at Company and regional levels.
Individual Performance/Goal and Development Achievement	Individual performance versus mutually agreed-upon annual goals plus manner of achieving goals (in accordance with corporate values).

NEO Weighted Performance Criteria (%)

Performance Criteria	David Crane	Kirkland Andrews	Mauricio Gutierrez	Denise M. Wilson		John W. Ragan	Christian S. Schade
				(1)	(2)
Consolidated Adjusted EBITDA	30.0%	25.0%	20.0%	15.0%	15.0%	15.0%	25.0%
Regional Adjusted EBITDA and Growth Initiatives	—	—	—	—	—	20.0%	—
Consolidated Adjusted Free Cash Flow	30.0%	25.0%	20.0%	15.0%	15.0%	15.0%	25.0%
Regional Safety	—	—	—	—	—	7.5%	—
Regional Environmental	—	—	—	—	—	7.5%	—
Corporate Safety/Environmental	10.0%	—	20.0%	5.0%	—	—	—
Development and Implementation of EPC and Operations Plan (ECOM and Green Energy)	—	—	20.0%	—	—	—	—
Staff Development and Succession Planning	10.0%	—	—	20.0%	10.0%	—	—
Budget Expense Improvement	—	—	—	—	10.0%	—	—
Sales/Customer Development	—	—	—	—	—	20.0%	—
New Business Support	—	—	—	30.0%	20.0%	—	—
Trading/Hedging, Origination	—	—	20.0%	—	—	—	—
Capital Structure, Capital Allocation and "Green" Financing — Strategy and Implementation	—	20.0%	—	—	—	—	20.0%
Control Environment — Audit 404 and Construction Control Infrastructure	—	10.0%	—	—	—	—	10.0%
Strategic Development/Implementation (Green Energy Plan)	20.0%	—	—	—	—	—	—
Individual Performance/Goal and Development Achievement	—	20.0%	—	15.0%	30.0%	15.0%	20.0%
TOTAL:	100%	100%	100%	100%	100%	100%	100%

(1)
The weighted performance criteria for Ms. Wilson serving as Executive Vice President and Chief Administrative Officer.

(2)
The weighted performance criteria for Ms. Wilson serving as Executive Vice President and President, Alternative Energy Services.

        2012 Adjustments — Beginning in 2012, in addition to the types of individual performance metrics identified above, the Chief Executive Officer, Chief Financial Officer and certain other executives will have an individual performance metric specifically linked to the Company's Capital Allocation Plan, which focuses on the return of capital to the Company's stockholders. These percentages will range from 10% for the Chief Executive Officer to 20% for other executives within the Company.

        AIP Incentive Opportunity — The Chief Executive Officer is accountable for developing the goals for all other NEOs, while the Committee, with input from the Chief Executive Officer, determines the goals for the Chief Executive Officer. These goals are established at the beginning of each fiscal year.

For the fiscal year 2011, these goals were reviewed and approved by the Committee on February 16, 2011 as a percentage of base salary. The AIP plan design, as displayed in the table below, is consistent with market practice both in terms of target percentages and range of opportunity.

        The threshold, target and maximum incentive opportunities for the NEOs for 2011 were as follows:

Named Executive Officer	Threshold	Target	Maximum	Target $ Amount
David Crane	50.0%	100.0%	200.0%	1,210,000
Kirkland Andrews	50.0%	100.0%	150.0%	170,769
Mauricio Gutierrez	37.5%	75.0%	112.5%	389,712
Denise M. Wilson	37.5%	75.0%	112.5%	362,365
John W. Ragan	37.5%	75.0%	112.5%	396,548
Christian S. Schade	37.5%	75.0%	112.5%	272,164

        AIP Targets and Calculation — Payment of the AIP is contingent on attaining the AIP Threshold, which is based on the Company's Consolidated Adjusted Free Cash Flow. For fiscal year 2011, the AIP Threshold was set at $750 million of Consolidated Adjusted Free Cash Flow, a level appropriate for an acceptable level of Company financial performance. If the AIP Threshold was not achieved, no annual incentives would have been paid for 2011 performance. If the AIP Threshold is met or exceeded, the annual incentive payment is calculated in two steps:

  Step 1: A percentage up to the Target level based on the weight of each performance criterion identified in the table above. If all elements are achieved at the Target level, an NEO will realize Target level participation.

  Step 2: A percentage above the Target level based on an equal 50/50 weighting of Consolidated Adjusted Free Cash Flow and Consolidated Adjusted EBITDA. This second calculation is only performed in the event Consolidated Adjusted Free Cash Flow or Consolidated Adjusted EBITDA exceeds its respective Target level.

        The sum of the two pieces (the Threshold to the Target components (Step 1) + the Target to the Maximum components (Step 2)) equals the incentive earned under the AIP. For fiscal year 2011, the AIP Target was set at $1,025 million of Consolidated Adjusted Free Cash Flow and $1,950 million of Consolidated Adjusted EBITDA. Payments above the AIP Target are only possible if the Consolidated Adjusted Free Cash Flow or the Consolidated Adjusted EBITDA Targets are surpassed and cannot be triggered by the satisfaction of any individual performance criterion.

        The AIP Maximum percent payout can only be achieved if the Maximum level of Consolidated Adjusted Free Cash Flow and Consolidated Adjusted EBITDA are met or surpassed. In the event that these financial performance criteria exceed maximum levels, the NEOs are still capped at their maximum. The Company has established the Maximum at a level that can only be achieved with exceptional Company performance. While the Company strives for this level of performance every year, the Company expects that over time the Maximum level will not be reached a significant percentage of the time. For example, since 2004, the Company has reached Maximum payout only in 2005 and 2009, despite strong Company performance in 2006, 2007 and 2010 and record Company performance in 2008.

        Results for the 2011 AIP — The Company's AIP Threshold and the AIP Target levels are based on the Company's audited financial statements. The achievement towards the threshold and targets identified in the table above is calculated beginning with the Company's audited financial statements and is adjusted based on the impact of non-recurring events that may impact Consolidated Adjusted Free Cash Flow and/or Consolidated Adjusted EBITDA, but have a positive impact on the Company's business objectives of increasing stockholder value and improving corporate performance. Alternatively, transactions may occur throughout the year that may impact Consolidated Adjusted Free Cash Flow and/or Consolidated Adjusted EBITDA positively or negatively but were not due to direct Company management or not part of the composition of the asset portfolio when the AIP targets were created. The Committee approved the following adjustments to Consolidated Adjusted EBITDA and Consolidated Adjusted Free Cash Flow as they relate to the AIP performance:

  •
  Increase of $10 million to Consolidated Adjustment Free Cash Flow for the efficiency of managing margin calls during 2011; and

  •
  Increase of $117 million to Consolidated Adjusted Free Cash Flow to adjust for the unbudgeted expense of premiums paid while buying back our senior notes due 2014 and 2016 in January 2011 and May 2011, respectively.

        The net impact of these two adjustments increased 2011 performance compared to the AIP Target level by $127 million in Consolidated Adjusted Free Cash Flow.

        Based on the calculations described above, both the Consolidated Adjusted Free Cash Flow and Consolidated Adjusted EBITDA AIP Targets were not met for 2011 with results of $791 million in Consolidated Adjusted Free Cash Flow and $1,820 million in Consolidated Adjusted EBITDA (but levels did exceed threshold). The Chief Executive Officer provided documentation to the Committee and the Board regarding the qualitative and quantitative achievement for each NEO. The Committee evaluated the performance of the Chief Executive Officer based on his achievement compared to goals established for him for 2011. Subsequently, the Committee reviewed and approved the annual incentive awards for the NEOs based on individual performance goals along with the Consolidated Adjusted Free Cash Flow and Consolidated Adjusted EBITDA criteria. Bonus payments were paid after the release of the Company's audited financial results for 2011 and the average percentage of target that each NEO received was 78%. The annual incentives awarded to each of the NEOs for 2011, expressed as a percentage of base salary and in dollars, were as follows:

Named Executive Officer	Percentage of Base Salary (%)	Annual Incentive Payment ($)
David Crane	70.85	857,290
Kirkland Andrews	292.79	500,000
Mauricio Gutierrez	60.43	313,979
Denise M. Wilson	63.85	308,514
John W. Ragan	56.36	298,004
Christian S. Schade	—	—

  Long-Term Incentive Compensation

        The LTIP is designed to align compensation of NEOs with long-term stockholder value. The value of an LTIP award depends exclusively on NRG's stock price and, in the case of Performance Units, the share price movement over time.

        Types of Awards in 2011 — Beginning in 2012, the types of awards will change as a result of our investor outreach program, as more fully described below. The following types of awards were made in 2011:

  •
  Non-qualified Stock Option ("NQSOs") — Each NQSO represents the right to purchase one share of Common Stock at a price equal to the closing market price of the Common Stock on the date of grant. Options vest and become exercisable equally over a three-year vesting schedule and have a term of ten years. Vesting schedules and term lengths for new grants are reviewed periodically by the Committee.

  •
  Performance Units ("PUs") — Each PU represents the right to receive a certain number of shares of Common Stock after the completion of three years of service from the date of grant, provided the price per share of the Company's Common Stock on such date (the "measurement price") equals or exceeds the threshold price set under the award as of the date of vesting. The number of shares of Common Stock to be paid as of the vesting date for each performance unit is equal to: (i) a prorated amount in between one-half and one share of Common Stock if the measurement price equals or exceeds the threshold price but is less than the target price; (ii) one share of Common Stock, if the measurement price equals the target price; (iii) a prorated amount in between one and two shares of Common Stock, if the measurement price is greater than the target price but less than the maximum price under the Award; and (iv) two shares of Common Stock, if the measurement price is equal to or greater than the maximum price. A 20-day averaging period will be used to determine the price.

    The design of PUs is intended to reward NEOs based on total stockholder return over the three-year vesting period relative to the Company's total cost of equity over this period. The target price of the award is based on an annual projected cost of equity established at the start of each three-year vesting period. The Committee approves a target stock price based on a compounding share price growth factor over the vesting period. The threshold share price growth factor represents 30% of the compounded target share price growth factor and the maximum share price growth factor represents 64% of the compounded target share price growth factor. PUs granted on January 3, 2011 held a threshold price of $24.57 per share, a target price of $26.66 per share, and a maximum price of $31.17 per share.

  •
  Restricted Stock Units ("RSUs") — Each RSU represents the right to receive one share of Common Stock after the completion of three years of service from the date of grant. From time-to-time, the Committee will use alternate RSU vesting periods, but only on an exception-basis, such as for a new-hire with a specific skill set or to serve as an enhanced retention tool.

        Types of Awards in 2012 — Effective for fiscal year 2012, the Company will grant only two types of awards as part of the annual LTIP: RSUs and MSUs.

  •
  Market Stock Units ("MSUs") — Each MSU represents the potential to receive Common Stock after the completion of three years of service from the date of grant. The number of shares of Common Stock to be paid (if any) as of the vesting date for each MSU will depend on the TSR. The number of shares of Common Stock to be paid as of the vesting date for each MSU is equal to: (i) one half of one share of Common Stock if the TSR has decreased by no more than 50% of the value of the Common Stock on the date of grant; (ii) one share of Common Stock, if the TSR equals the value of the Common Stock on the date of grant; (iii) one and a half shares of Common Stock, if the TSR is greater than the value of the Common Stock on the date of grant, but less than 200%; and (iv) two shares of Common Stock if the TSR is 200% or greater of the value of the Common Stock on the date of grant. If the TSR is less than 50% of the value of the Common Stock on the date of grant, no stock will be paid. The value of the Common Stock on the date of grant is based on the 20-day average of the Common Stock closing price.

        Range of LTIP compensation — The aggregate expected value of equity awards granted to each NEO for the fiscal year 2011 was based on a review of the expected value of equity grants made to NEOs in NRG's peer group, expressed as a percentage of base salary. Frederic W. Cook provided equity benchmark data for the peer group and provided recommendations as a percentage of base salary to the Committee. For grants in January 2011, these percentages were 400% of base salary for Mr. Crane and 200% of base salary for all other NEOs. The Company's practice is to issue annual equity awards on the first business day of the calendar year. For fiscal year 2011, the grant date was January 3, 2011. The price per share of the Company's stock on the grant date was $19.83 per share.

        Balanced annual allocation — Following the Committee's approval, the Company awards a combination of NQSOs, RSUs and PUs on the first business day in January of each year. In 2010, the Company revised the allocation of award type to provide a more balanced approach and reduce the rate of dilution. The allocation by equity type is reviewed annually by the Committee based on the Company's overall strategy and existing market best practices.

        For fiscal year 2011, the Committee approved equity compensation grants allocated among the types of awards as follows:

  •
  33 percent of the target expected value in the form of NQSOs;

  •
  34 percent of the target expected value in the form of PUs; and

  •
  33 percent of the target expected value in the form of RSUs.

        Beginning in 2012, equity compensation grants will be allocated among the types of awards as follows:

  •
  33 percent of the target expected value in the form of RSUs; and

  •
  67 percent of the target expected value in the form of MSUs.

        The types of equity awards made to the NEOs in January 2011, and in the case of Mr. Andrews, at his hiring in September 2011, and the total grant date fair value for such awards are shown below. In addition to the annual grant, Mr. Gutierrez, Ms. Wilson and Mr. Ragan were granted a performance accelerated RSU in August 2011. The Committee elected to make these grants in light of changes throughout the industry where management retention was at a premium. These RSUs were used as a retention tool and contain a performance element to their vesting, such that (a) in the event that the Company's TSR increases by at least 25% between the date of grant and August 15, 2014, the RSUs will vest in full on August 15, 2014, or (b) in the event that the performance metric is not satisfied as of August 15, 2014, but is satisfied as of August 15, 2015, the RSUs will vest in full on such date. If neither performance metric is met, the RSUs will vest in full on August 15, 2016.

Named Executive Officer:	Restricted Stock Units ($)	Non-Qualified Stock Options ($)	Performance Units ($)	Market Stock Units ($)	Total ($)
David Crane	1,596,315	1,597,907	1,646,568	—	4,840,790
Kirkland Andrews(1)	1,368,000	—	—	1,655,600	3,023,600
Mauricio Gutierrez	1,701,378	329,699	340,956	—	2,372,033
Denise M. Wilson	1,204,318	290,449	299,376	—	1,794,143
John W. Ragan	1,482,593	340,166	349,272	—	2,172,031
Christian S. Schade	337,110	336,677	347,193	—	1,020,980

(1)
Represents grants made in September 2011 upon Mr. Andrews's hiring.

  Benefits

        Benefits — NEOs participate in the same retirement, life insurance, health and welfare plans as other salaried employees of the Company. To generally support more complicated financial planning and estate planning matters, NEOs are provided personal financial services up to $11,585 each year, not including the financial advisor's travel or out-of-pocket expenses, to assist with financial planning and tax counseling. Survey data indicates that this form of benefit is consistent with market practice at the executive level and that $11,585 is a reasonable level of benefit. The Company does not pay tax gross-ups with respect to financial services for its executive officers. Beginning in 2012, the Company eliminated all tax gross ups for executive officers. Pursuant to the terms of his negotiated employment agreement entered into in December 2008 which allows for the continuation of previously awarded personal life and disability insurance, in 2011, Mr. Crane received additional benefits in the form of a $12,000 life insurance premium reimbursement and $10,000 disability insurance premium reimbursement. The Company paid Mr. Crane a tax gross up on these amounts totaling $11,058.

  Potential Severance and Change-in-Control Benefits

        Mr. Crane, pursuant to his employment agreement, and the other NEOs, pursuant to the Company's Executive and Key Management Change-in-Control and General Severance Plan (the "CIC Plan"), are entitled to severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control. NRG chooses to pay severance and change-in-control benefits to assist with career transitions of executives of the Company as well as to create an environment that provides for adequate business transition and knowledge transfer during times of change.

        Change-in-control agreements are considered market practice among publicly-held companies. Most often, agreements are utilized to encourage executives to remain with the Company during periods of extreme job uncertainty. In order to enable a smooth transition during the interim period, change-in-control agreements provide a defined level of security for the executive, and the Company, to follow through on the implementation of a particular acquisition, asset sale/purchase, and integration.

        For a more detailed discussion, including the quantification of potential payments, please see the section entitled "Severance and Change-in-Control" following the executive compensation tables below.

        Effective July 23, 2009, the Company adopted a new change-in-control plan, the 2009 Executive Change-in-Control and General Severance Plan (the "New CIC Plan") that is applicable to new executives. In connection with a review of its executive compensation practices, the Company has determined that for new executives it will not pay tax gross ups with respect to payments upon a change-in-control. The New CIC Plan does not provide for gross up payments in the event payments under the New CIC Plan subject the executives to an excise tax under Section 4999 of the Code. Rather, the executives will be entitled to the better of (known as "net best"): a change-in-control benefit which shall be limited to $1 less than the amount subject to the excise tax, or the full payment that is subject to the excise tax (payable by the executive).

Stock Ownership Guidelines

        The Committee and the Board require the Chief Executive Officer to hold Company stock with a value equal to six times his base salary until termination from the Company. All other NEOs, including the Chief Financial Officer, are encouraged to hold equity instruments with a value equal to 2.5 times their base salary until termination from the Company. Only vested shares or vested options with an exercise price that is less than the current stock price count towards the ownership multiple. As certain NEOs have experienced a limited number of LTIP grant opportunities, they have not yet achieved expected stock ownership multiples. It is anticipated, however, that NEOs will achieve expected ownership multiple thresholds over the course of a series of upcoming LTIP grants and, absent a hardship, NEOs are restricted from divesting any securities until such ownership multiples are attained. The current stock ownership for NEOs as of March [5], 2012 is shown below:

Named Executive Officer	Target Ownership Multiple	Actual Ownership Multiple
David Crane	6.0	12.0
Kirkland Andrews	2.5	0.0	(1)
Mauricio Gutierrez	2.5	0.7
Denise M. Wilson	2.5	0.4
John W. Ragan	2.5	0.4
Christian S. Schade	2.5	0.5

(1)
Mr. Andrews was hired in September 2011.

Dilution concerns and other limitations

        NRG and the Committee work to ensure that NRG's equity awards balance both the interests of stockholders in controlling dilution and NRG's business need to attract, motivate, and retain the level of executive talent required to execute its business strategy. Observing established dilution rates help stockholders preserve anticipated share ownership percentages in NRG. The dilution interests are tracked by way of:

  •
  Dilution rate — outstanding NQSOs, RSUs and PUs plus additional shares reserved for future grant — divided by shares outstanding; and

  •
  Run rate — amount of NQSOs and RSUs actually distributed in 2011.

The Committee remains focused on maintaining market prevailing dilution rates of less than 15%, as well as a three-year average run rate at or below 2%. NRG's potential dilution rate at the end of 2011 was approximately 10.8%, with an actual dilution rate of 6.7% reflecting shares granted and outstanding at year-end. The three-year run rate was 1.26%. For 2010, the Committee approved a revised allocation of 33% NQSOs, 34% PUs, and 33% RSUs in order to provide a more balanced approach and reduce the potential dilution rate. For 2011, the Committee maintained the revised allocation. For 2012, the Committee replaced the NQSOs and PUs with MSUs, further aligning incentive compensation with TSR and reducing the potential dilution rate.

Tax and Accounting Considerations

        The Committee has considered the implications of Section 162(m) of the Code, which precludes the Company (as a public company) from taking a tax deduction for individual compensation in excess of $1 million for any of the NEOs, subject to certain exemptions. The Committee has also considered the exemptions to such limitation, which are also provided in Section 162(m) and specifically the exemption for compensation that is "performance based" within the meaning of Section 162(m). The Committee believes tax deductibility of compensation is an important consideration and, where possible and considered appropriate, intends to preserve the deductibility of compensation to NEOs under Section 162(m). However, the Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result, has not adopted a policy that any particular amount of compensation must be deductible to NRG under Section 162(m). The Committee also takes into account tax consequences to NEOs in designing the various elements of the Company's compensation program, such as designing the terms of awards to defer immediate income recognition in accordance with Section 409A of the Code. The Committee remains informed of the accounting implications of its compensation programs, however, and approves programs based on their total alignment with the Company's strategy and long-term goals.

Summary Compensation Table
Fiscal Year Ended December 31, 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Grants ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Crane	2011	1,210,000	—	3,242,883	1,597,907	857,290	37,633	54,584	7,000,297
President and Chief	2010	1,206,192	—	3,241,911	1,596,548	1,988,769	34,262	54,428	8,122,110
Executive Officer	2009	1,100,000	200,000	2,142,646	2,199,272	2,120,800	37,518	54,167	7,854,403
Kirkland Andrews(2)	2011	170,769	100,000	3,023,600	—	500,000(3)	—	18,418	3,812,787
Executive Vice President and Chief Financial Officer
Mauricio Gutierrez	2011	519,616	—	2,042,334	329,699	313,979	—	28,229	3,233,857
Executive Vice President,	2010	466,308	—	441,971	217,370	464,914	—	34,570	1,625,133
Chief Operating Officer	2009	398,462	200,000	692,573	300,017	448,269	—	31,222	2,070,543
Denise M. Wilson	2011	483,154	—	1,503,694	290,449	308,514	—	28,123	2,613,934
Executive Vice President	2010	438,615	—	441,971	217,370	438,999	—	34,525	1,571,480
and President, Alternative Energy Services	2009	400,000	200,000	292,584	300,017	440,400	—	27,477	1,660,478
John W. Ragan(4)	2011	528,731	—	1,831,865	340,166	298,004	—	26,568	3,025,334
Executive Vice President	2010	513,789	—	518,419	254,848	503,720	—	285,753	2,076,529
and Regional President, Gulf Coast
Christian S. Schade(4)	2011	362,885	—	684,303	336,676	—	—	13,274	1,397,138
Former Executive Vice	2010	372,692	30,000	642,375	168,217	356,247	—	13,867	1,583,398
President and Chief Financial Officer

(1)
The assumptions made in these valuations are discussed in the Company's 2011 Form 10-K in Item 15 — Consolidated Financial Statements.

(2)
Mr. Andrews became Chief Financial Officer on September 6, 2011.

(3)
Pursuant to his offer of employment, Mr. Andrews will receive a $500,000 payment under the AIP.

(4)
Not a named executive officer in 2009.

        The amounts provided in the Non-Equity Incentive Plan Compensation column represent values earned under NRG's 2011, 2010 and 2009 AIP payable in March 2012, March 2011, and March 2010, respectively. NEOs were provided the opportunity to earn a cash incentive payment based on the attainment of certain pre-established Company and individual goals for fiscal years 2011, 2010 and 2009. The performance criteria and weight given to each NEO are described in detail in the CD&A above. The dollar amounts in the table represent payouts for actual 2011, 2010 and 2009 Company performance.

        Only one NEO, David Crane, participates in the NRG Pension Plan for Non-Bargained Employees, which was closed to new employees hired on, or after, December 5, 2003. The values shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the 2011, 2010, and 2009 year-on-year increases in the value of the defined benefit pension plan.

        The amounts provided in the All Other Compensation column represent the additional benefits payable by NRG and include insurance benefits, the employer match under the 401(k) plan, relocation expenses, financial counseling services up to $11,585, not including the financial advisor's travel or out-of-pocket expenses, and the amount payable under NRG's all-employee discretionary contribution to the 401(k) plan. Beginning in 2009, the Company eliminated tax gross ups with respect to the financial services, and beginning in 2012, the Company eliminated all gross ups for executive officers. The following table identifies the additional compensation for each NEO.

Name	Year	Life Insurance Reimbursement ($)	Disability Insurance ($)	Financial Advisor Services ($)	401(k) Employer Matching Contribution ($)	401(k) Discretionary Contribution ($)	Relocation Expenses ($)	Total Taxable Grossed Up Expenses ($)(1)	Total ($)
David Crane	2011	12,000	10,000	11,726	9,800	—	—	11,058(2)	54,584
	2010	12,000	10,120	11,390	9,800	—	—	11,118(3)	54,428
	2009	12,000	10,120	11,129	9,800	—	—	11,118(4)	54,167
Kirkland Andrews	2011	—	—	9,553	2,688	6,177	—	—	18,418
Mauricio Gutierrez	2011	—	—	11,691	9,800	6,738	—	—	28,229
	2010	—	—	11,295	9,800	13,475	—	—	34,570
	2009	—	—	6,472	9,800	14,950	—	—	31,222
Denise M. Wilson	2011	—	—	11,585	9,800	6,738	—	—	28,123
	2010	—	—	11,250	9,800	13,475	—	—	34,525
	2009	—	—	11,777	9,800	5,900	—	—	27,477
John W. Ragan	2011	—	—	2,100	9,800	6,737	7,931(5)	—	26,568
	2010	—	—	8,545	9,800	13,475	253,933(6)	—	285,753
Christian S. Schade	2011	—	—	3,474	9,800	—	—	—	13,274
	2010	—	—	4,067	9,800	—	—	—	13,867

(1)
Total Taxable Grossed Up Expenses consists of gross ups for life insurance premium reimbursements and disability insurance premium reimbursements for all executive officers of the Company paid in 2011. Beginning with fiscal year 2009, the Company no longer pays tax gross ups with respect to financial services for its executive officers, and beginning in 2012, the Company eliminated all gross ups for executive officers.

(2)
This amount represents $6,032 gross up for 2011 life insurance; $5,026 gross up for 2011 disability insurance.

(3)
This amount represents $6,032 gross up for 2010 life insurance; $5,086 gross up for 2010 disability insurance.

(4)
This amount represents $6,032 gross up for 2009 life insurance; $5,086 gross up for 2009 disability insurance.

(5)
This amount represents $7,931 for 2011 taxable relocation.

(6)
This amount represents $253,933 for 2010 taxable relocation.

Employment Agreements

        Mr. Crane serves as the President and Chief Executive Officer of the Company pursuant to the terms of an employment agreement with the Company that was amended and restated in order to ensure compliance with Section 409A of the Code, effective December 4, 2008. The initial term of the amended and restated employment agreement ended on December 31, 2010. The agreement is renewed automatically for successive one-year terms on the same terms and conditions unless either party provides the other with notice to the contrary at least 90 days prior to the end of the initial term or any subsequent one-year term.

        Effective December 4, 2008 through December 31, 2009, the amended and restated employment agreement provides for an annual base salary of $1,100,000. For each one-year period thereafter,

Mr. Crane's base salary will be reviewed and may be increased by the Board. Mr. Crane's base salary for 2011 was $1,210,000. Beginning with the 2008 fiscal year, Mr. Crane is entitled to an annual bonus with a target amount of up to 100 percent of his base salary, based upon the achievement of criteria determined at the beginning of the fiscal year by the Board, with input from Mr. Crane, for that fiscal year. In addition, beginning with the 2008 fiscal year, Mr. Crane is also entitled to a maximum annual bonus up to an additional 100 percent of his base salary, based upon the achievement of Consolidated Adjusted Free Cash Flow and Consolidated Adjusted EBITDA criteria for that fiscal year.

        In addition to salary and bonuses, the employment agreement provides that Mr. Crane is eligible to participate in the Company's LTIP in accordance with its terms. Mr. Crane is also entitled to health, welfare and retirement benefits, term life insurance of $7.75 million, five weeks paid vacation, and coverage under the Company's director and officer liability insurance coverage, in addition to reimbursement of reasonable business expenses and reimbursement of reasonable expenses for financial planning. Mr. Crane's employment agreement also entitles him to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described and quantified under the section "Severance and Change-in-Control" below.

        The Company has not entered into employment agreements with NEOs other than Mr. Crane.

 Grants of Plan-Based Awards
Fiscal Year Ended December 31, 2011

									All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Crane	—	—	605,000	1,210,000	2,420,000	—	—	—	—	—	—	—
	1/3/2011	12/1/2010	—	—	—	—	—	—	—	183,200	19.83	1,597,907
	1/3/2011	12/1/2010	—	—	—	—	—	—	80,500	—	—	1,596,315
	1/3/2011	12/1/2010	—	—	—	39,600	79,200	158,400	—	—	—	1,646,568
Kirkland Andrews(6)	—	—	85,385	170,769	256,154	—	—	—	—	—	—	—
	9/6/2011	8/8/2011	—	—	—	—	—	—	60,000	—	—	1,368,000
	9/6/2011	8/8/2011	—	—	—	10,000	20,000	40,000	—	—	—	498,400
	9/6/2011	8/8/2011	—	—	—	10,000	20,000	40,000	—	—	—	532,800
	9/6/2011	8/8/2011	—	—	—	10,000	20,000	40,000	—	—	—	624,400
Mauricio Gutierrez	—	—	194,856	389,712	584,568	—	—	—	—	—	—	—
	1/3/2011	12/1/2010	—	—	—	—	—	—	—	37,800	19.83	329,699
	1/3/2011	12/1/2010	—	—	—	—	—	—	16,600	—	—	329,178
	1/3/2011	12/1/2010	—	—	—	8,200	16,400	32,800	—	—	—	340,956
	8/15/2011	7/26/2011	—	—	—	—	—	—	60,000	—	—	1,372,200
Denise M. Wilson	—	—	181,183	362,365	543,548	—	—	—	—	—	—	—
	1/3/2011	12/1/2010	—	—	—	—	—	—	—	33,300	19.83	290,449
	1/3/2011	12/1/2010	—	—	—	—	—	—	14,600	—	—	289,518
	1/3/2011	12/1/2010	—	—	—	7,200	14,400	28,800	—	—	—	299,376
	8/15/2011	7/26/2011	—	—	—	—	—	—	40,000	—	—	914,800
John W. Ragan	—	—	198,274	396,548	594,822	—	—	—	—	—	—	—
	1/3/2011	12/1/2010	—	—	—	—	—	—	—	39,000	19.83	340,166
	1/3/2011	12/1/2010	—	—	—	—	—	—	17,100	—	—	339,093
	1/3/2011	12/1/2010	—	—	—	8,400	16,800	33,600	—	—	—	349,272
	8/15/2011	7/26/2011	—	—	—	—	—	—	50,000	—	—	1,143,500
Christian S. Schade	—	—	136,082	272,164	408,245	—	—	—	—	—	—	—
	1/3/2011	12/1/2010	—	—	—	—	—	—	—	38,600	19.83	336,677
	1/3/2011	12/1/2010	—	—	—	—	—	—	17,000	—	—	337,110
	1/3/2011	12/1/2010	—	—	—	8,350	16,700	33,400	—	—	—	347,193

(1)
Represents estimated payouts under the AIP as discussed in the CD&A above.

(2)
Represents PUs issued under the LTIP as discussed in the CD&A above.

(3)
Represents RSUs issued under the LTIP as discussed in the CD&A above.

(4)
Represents NQSOs issued under the LTIP as discussed in the CD&A above.

(5)
The assumptions made in these valuations are discussed in the Company's 2011 Form 10-K in Item 15 — Consolidated Financial Statements.

(6)
Mr. Andrews's equity for 2011 consisted of MSUs and RSUs.

2011 Annual Incentive Plan

        NEOs were provided the opportunity to earn an AIP payment based on the attainment of certain pre-established Company and individual goals for fiscal year 2011. The performance criteria and weight given to each are described in detail in the CD&A above. The dollar amount of the possible payouts for achieving the threshold, target or maximum levels of performance during 2011 are shown in the above table. If the Company is required to prepare an accounting restatement because it is in material noncompliance with any financial reporting requirements, then any NEO who has received a payment under the AIP may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a clawback).

2011 Long-Term Equity Incentives

        For 2011, the NEOs were provided long-term incentives through grants of the following types of equity awards as indicated in the above table: (i) NQSOs; (ii) RSUs; and (iii) PUs. Consistent with our policy, these awards were granted to NEOs as of the first business day of the fiscal year, i.e. January 3, 2011, except in the case of Mr. Andrews, who was granted awards on September 6, 2011. However, beginning in 2012, the awards will be limited to RSUs and MSUs.

        Each NQSO represents the right to purchase one share of Common Stock at a price equal to the fair market value of the stock determined as of the date of grant. NQSOs granted in 2011 have a term of 10 years and vest in equal annual installments over a three year vesting schedule. Upon termination of service by reason of death, the NQSO shall vest in full and shall be exercisable by the executor or administrator of participant's estate (or any person to whom the NQSO is transferred by will or the laws of descent and distribution) until the earlier of the expiration date or 12 months after the date of such termination of service, and thereafter the NQSO shall terminate and cease to be exercisable. Upon termination of service by reason of disability, the participant shall have the right until the earlier of the expiration date or 12 months after the date of such termination of service to exercise only that portion of the NQSO that was exercisable as of the date of such termination of service, and thereafter the option shall terminate and cease to be exercisable.

        Each RSU represents the right to receive one share of Common Stock as of the vesting date for the award. RSUs granted in 2011 will become 100% vested as of the third anniversary (in the case of Mr. Andrews, the RSUs granted in 2011 will vest over a three-year period, one-third as of the first anniversary, one-third as of the second anniversary, and the final third as of the third anniversary) of the date of grant provided the NEO is still employed with the Company as of that date. Upon termination of service by reason of death, the RSU shall vest in full and the Common Stock underlying the RSU shall be issued and delivered to the participant's legal representatives, heirs, legatees, or distributees.

        Each PU represents the right to receive a certain number of shares of Common Stock after the completion of three years of service from the date of grant, provided the price per share of Common Stock as of the date of vesting equals or exceeds the threshold price set under the award. The number of shares of Common Stock to be paid as of the vesting date is equal to: (i) a prorated amount in between one-half and one share of Common Stock if the threshold price is met but the target price is not met; (ii) one share if the target price is met; (iii) a pro rata amount between one and two shares if the target price is exceeded but the maximum price set under the award is not met; and (iv) two shares if the maximum price is met or exceeded. For PUs granted on January 3, 2011 the threshold price is $24.57, the target price is $26.66 and the maximum price is $31.17. Upon separation from service by reason of death, the PU shall vest in full and the Common Stock underlying the PU shall be issued and delivered to the participant's legal representatives, heirs, legatees, or distributees.

 Outstanding Equity Awards at Fiscal Year-End
Fiscal Year Ended December 31, 2011

					Stock Awards
	Option Awards
							Equity Incentive Plan Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable			Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Name			Option Exercise Price ($)	Option Expiration Date			Number of Unearned Shares that Have Not Vested (#)	Market Value of Unearned Shares that Have Not Vested ($)
David Crane	1,065,502	—	12.015	12/5/2013	179,000(1)	3,243,480	209,400(2)	0(3)
	285,714	—	23.975	1/3/2012	—	—	—	—
	220,800	—	27.915	1/3/2013	—	—	—	—
	192,000	—	42.820	1/2/2014	—	—	—	—
	171,533	85,767(4)	23.640	1/2/2015	—	—	—	—
	49,700	99,400(5)	23.870	1/4/2020	—	—	—	—
		183,200(6)	19.830	1/3/2021	—	—	—	—
Kirkland Andrews	—	—	—	—	60,000(7)	1,087,200	60,000(8)	766,190
Mauricio Gutierrez	23,256	—	24.875	5/31/2012	90,000(9)	1,630,800	34,200(10)	0(3)
	34,884	—	24.875	5/31/2012	16,920(11)	314,348(12)	—	—
	7,400	—	27.915	1/3/2013	—	—	—	—
	22,000	—	37.730	7/26/2013	—	—	—	—
	6,200	—	42.820	1/2/2014	—	—	—	—
	21,500	—	41.630	3/3/2014	—	—	—	—
	23,400	11,700(13)	23.640	1/2/2015	—	—	—	—
	6,766	13,534(14)	23.870	1/4/2020	—	—	—	—
	—	37,800(15)	19.830	1/3/2021	—	—	—	—
Denise M. Wilson	117,200	—	24.750	9/30/2014	68,000(16)	1,232,160	32,200(17)	0(3)
	23,400	11,700(18)	23.640	1/2/2015	—	—	—	—
	6,766	13,534(19)	23.870	1/4/2020	—	—	—	—
	—	33,300(20)	19.830	1/3/2021	—	—	—	—
John W. Ragan	51,200	—	28.925	12/18/2012	81,700(21)	1,480,404	35,400(22)	0(3)
	29,000	—	27.915	1/3/2013	—	—	—	—
	22,400	—	42.820	1/2/2014	—	—	—	—
	21,333	10,667(23)	23.640	1/2/2015	—	—	—	—
	7,933	15,867(24)	23.870	1/4/2020	—	—	—	—
	—	39,000(25)	19.830	1/3/2021	—	—	—	—
Christian Schade	—	—	—	—	—	—	—	—

(1)
This amount represents 31,600 RSUs that vested on January 2, 2012; 66,900 RSUs that will vest on January 4, 2013 and 80,500 RSUs that will vest on January 3, 2014.

(2)
This amount represents 61,400 PUs that vested on January 2, 2012; 68,800 PUs that will vest on January 4, 2013 and 79,200 PUs that will vest on January 3, 2014.

(3)
Market value of unearned PUs on December 31, 2011 does not meet target price set under each grant award.

(4)
This amount represents 85,767 NQSOs that vested on January 2, 2012.

(5)
This amount represents 49,700 NQSOs that vested on January 4, 2012 and 49,700 NQSOs that will vest on January 4, 2013.

(6)
This amount represents 61,066 NQSOs that vested on January 3, 2012; 61,067 NQSOs that will vest on January 3, 2013 and 61,067 NQSOs that will vest on January 3, 2014.

(7)
This amount represents 60,000 RSUs that will vest on September 6, 2014.

(8)
This amount represents 20,000 MSUs that will vest on September 6, 2012; 20,000 MSUs that will vest on September 6, 2013 and 20,000 MSUs that will vest on September 6, 2014.

(9)
This amount represents 4,300 RSUs that vested on January 2, 2012; 9,100 RSUs that will vest on January 4, 2013; 16,600 RSUs that will vest on January 3, 2014 and 60,000 RSUs that will vest on August 15, 2016 with the potential to accelerate on the third anniversary of the date of grant if TSR increases by 25%; if not, grant will continue and have the potential to vest in year four of the date of grant if TSR increases by 25%; if not, grant will vest in year five.

(10)
This amount represents 8,400 PUs that vested on January 2, 2012; 9,400 PUs that will vest on January 4, 2013 and 16,400 PUs that will vest on January 3, 2014.

(11)
This amount represents 16,920 Phantom Restricted Stock Units ("PRSUs") that vested on February 10, 2012.

(12)
Market value of PRSUs calculated by multiplying the number of PRSUs by the average closing price for the 20 trading days prior to December 31, 2011.

(13)
This amount represents 11,700 NQSOs that vested on January 2, 2012.

(14)
This amount represents 6,767 NQSOs that vested on January 4, 2012 and 6,767 NQSOs that will vest on January 4, 2013.

(15)
This amount represents 12,600 NQSOs that vested on January 3, 2012; 12,600 NQSOs that will vest on January 3, 2013 and 12,600 NQSOs that will vest on January 3, 2014.

(16)
This amount represents 4,300 RSUs that vested on January 2, 2012; 9,100 RSUs that will vest on January 4, 2013; 14,600 RSUs that will vest on January 3, 2014 and 40,000 RSUs that will vest on August 15, 2016 with the potential to accelerate on the third anniversary of the date of grant if TSR increases by 25%; if not, grant will continue and have the potential to vest in year four of the date of grant if TSR increases by 25%; if not, grant will vest in year five.

(17)
This amount represents 8,400 PUs that vested on January 2, 2012; 9,400 PUs that will vest on January 4, 2013 and 14,400 PUs that will vest on January 3, 2014.

(18)
This amount represents 11,700 NQSOs that vested on January 2, 2012.

(19)
This amount represents 6,767 NQSOs that vested on January 4, 2012 and 6,767 NQSOs that will vest on January 4, 2013.

(20)
This amount represents 11,100 NQSOs that vested on January 3, 2012; 11,100 NQSOs that will vest on January 3, 2013 and 11,100 NQSOs that will vest on January 3, 2014.

(21)
This amount represents 3,900 RSUs that vested on January 2, 2012; 10,700 RSUs that will vest on January 4, 2013; 17,100 RSUs that will vest on January 3, 2014 and 50,000 RSUs that will vest on August 15, 2016 with the potential to accelerate on the third anniversary of the date of grant if TSR increases by 25%; if not, grant will continue and have the potential to vest in year four of the date of grant if TSR increases by 25%; if not, grant will vest in year five.

(22)
This amount represents 7,600 PUs that vested on January 2, 2012; 11,000 PUs that will vest on January 4, 2013 and 16,800 PUs that will vest on January 3, 2014.

(23)
This amount represents 10,667 NQSOs that vested on January 2, 2012.

(24)
This amount represents 7,933 NQSOs that vested on January 2, 2012 and 7,934 NQSOs that will vest on January 2, 2013.

(25)
This amount represents 13,000 NQSOs that vested on January 3, 2012; 13,000 NQSOs that will vest on January 3, 2013 and 13,000 NQSOs that will vest on January 3, 2014.

        The payout value of unearned shares provided in the table consists of PUs and is based on the market price for NRG Common Stock as of December 31, 2011. If a value is shown in this column, the PU grant is considered "in the money," meaning the price of NRG's Common Stock exceeds the threshold price of the PU grant. Where values do not appear in this column, then that particular PU grant has not exceeded the threshold price and no value is represented.

Option Exercises and Stock Vested
Fiscal Year Ended December 31, 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Crane	—	—	19,100(1)	373,214(2)
Kirkland Andrews	—	—	—	—
Mauricio Gutierrez	1,000(3)	3,790(4)	600(1)	11,724(2)
			2,100(5)	40,803(6)
			4,534(7)	112,262(8)
Denise M. Wilson	—	—	11,700(9)	248,157(10)
John W. Ragan	—	—	2,200(1)	42,988(2)
Christian S. Schade	—	—	14,600(11)	315,360(12)

(1)
Represents RSUs granted on January 2, 2008 with 100% vesting on January 2, 2011.

(2)
Based on a share price of $19.54 on December 31, 2010 since January 2, 2011 was a non-trading day.

(3)
Represents NQSOs granted on August 1, 2005 with 100% vesting on August 1, 2008.

(4)
Based on a share price of $25.10 on May 20, 2011.

(5)
Represents RSUs granted on March 3, 2008 with 100% vesting on March 3, 2011.

(6)
Based on a share price of $19.43 on March 3, 2011.

(7)
Represents RSUs granted on May 31, 2006 with 100% vesting on May 31, 2011.

(8)
Based on a share price of $24.76 on May 31, 2011.

(9)
Represents RSUs granted on September 30, 2008 with 100% vesting on September 30, 2011.

(10)
Based on a share price of $21.21 on September 30, 2011.

(11)
Represents RSUs granted on March 29, 2010 with 100% vesting on March 29, 2011.

(12)
Based on a share price of $21.60 on March 29, 2011.

 Pension Benefits
Fiscal Year Ended December 31, 2011

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
David Crane	NRG Pension Plan for Non-Bargained Employees	8.0833	195,478
Kirkland Andrews	—	—	—
Mauricio Gutierrez	—	—	—
Denise M. Wilson	—	—	—
John W. Ragan	—	—	—
Christian Schade	—	—	—

        The NRG Pension Plan for Non-Bargained Employees provides qualified retirement income benefits to most NRG employees who were hired prior to December 5, 2003. The plan was closed to new employees on that date as required by the creditors during the financial restructuring of the Company. Mr. Crane is the only NEO eligible to receive benefits under this plan. He is covered under the pension equity formula under the plan which provides a lump sum benefit equal to 10% of the participant's four-year final average pay times years of credited service. Annual pension earnings include base pay and incentives but are capped by the Internal Revenue Service (the "IRS") qualified plan pay limit each year. For example, the 2011 pay limit was $250,000. Pension benefits become 100% vested after three years of service and a participant may retire as early as age 55. At termination or retirement, the participant may receive his accrued benefit as a one-time lump sum payment or as an actuarial equivalent monthly annuity. Actuarial equivalent annuities are determined using Code Section 417(e) interest rates and IRS mortality table effective for the year in which the benefit is paid.

Non-Qualified Deferred Compensation
Fiscal Year Ended December 31, 2011

Name	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
David Crane	(54,162)	691,133
Kirkland Andrews	—	—
Mauricio Gutierrez	—	—
Denise M. Wilson	—	—
John W. Ragan	—	—
Christian S. Schade	—	—

        Non-qualified deferred compensation reported in the above table was awarded in 2005 in the form of DSUs. No additional deferred compensation awards have been made since 2005. The DSUs reflected above are fully vested and, in general, will be paid in the form of stock six months following the NEO's termination of employment. While no further non-qualified deferred compensation awards are anticipated, the Committee may choose to revisit this approach in the future.

Severance and Change-in-Control

        Mr. Crane, pursuant to his employment agreement, and the other NEOs, pursuant to the CIC Plan are entitled to certain severance payments and benefits in the event of termination of employment under certain circumstances.

        In the event Mr. Crane's employment with the Company is terminated by the Company "without cause," by Mr. Crane for "good reason" (including a reduction on his base salary) or if the Company notifies Mr. Crane it has elected not to renew his employment agreement after the initial term or any subsequent one-year term, Mr. Crane will be entitled to two times his base salary (without regard for any reduction on base salary); 50 percent of the bonus he would have received upon actual satisfaction of the underlying performance conditions, prorated for the number of days he was employed with the Company in the year of termination; immediate vesting of all restricted stock and stock options; reimbursement for COBRA benefits continuation cost for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.

        In the event Mr. Crane's employment with the Company is terminated by the Company "without cause" or by Mr. Crane for "good reason" (including a reduction on his base salary) or if the Company notifies Mr. Crane it has elected not to renew his employment agreement after the initial term or any subsequent one-year term, within 24 months following a change-in-control, in lieu of the above severance benefits, Mr. Crane will be entitled to 2.99 times the sum of his base salary (without regard for any reduction in base salary) plus his annual target bonus for the year of termination. Mr. Crane will also be entitled to a payment equal to the bonus he would have received upon actual satisfaction of the underlying performance conditions, prorated for the number of days he was employed with the Company in the year of termination; immediate vesting of all restricted stock and stock options; reimbursement for COBRA benefits continuation cost for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits.

        In the event Mr. Crane's employment with the Company is terminated due to his death or disability, Mr. Crane (or his estate) will be entitled to 50 percent of the target annual bonus, prorated for the number of days he was employed with the Company in the year of termination; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay and retirement benefits.

        In the event that the payments under Mr. Crane's employment agreement subject him to an excise tax under Section 4999 of the Code, he will be entitled to a "gross up payment" so that the net amount received by Mr. Crane after imposition of the excise tax equals the amount he would have received under the employment agreement absent the imposition of the excise tax. In addition, under the employment agreement, the Company has agreed to indemnify Mr. Crane against any claims arising as a result of his position with the Company to the maximum extent permitted by law.

        Under each of the Crane employment agreement and the CIC Plan, the applicable executive agrees not to divulge confidential information or, during and for a period of one year after the termination of the employment agreement, compete with, or solicit the customers or employees of the Company.

        Under the CIC Plan, the NEOs other than Mr. Crane are entitled to a general severance benefit equal to 1.5 times base salary in the event of involuntary termination without cause payable in a lump sum amount and reimbursement for COBRA benefits continuation cost for a period of 18 months.

        The CIC Plan also provides a change-in-control benefit in the event that within 24 months following a change-in-control, NEO employment is either involuntarily terminated by the Company without cause or voluntarily terminated by the executive for good reason. This change-in-control benefit is equal to the executive's base salary plus annual target incentive times 2.99 payable in a lump sum amount, an amount equal to the NEO's target bonus for the year of termination, prorated for the number of days during the performance period the NEO was employed by the Company and reimbursement for COBRA benefits continuation cost for a period of 18 months. In the event of a change-in-control, all equity granted to the NEOs will become fully vested.

        In general, under Mr. Crane's employment agreement and the CIC Plan, a "change-in-control" occurs in the event: (1) any person or entity becoming the direct or indirect beneficial owner of 50% or more of the Company's voting stock, (2) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (3) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated and the previous stockholders of the Company fail to own at least 50% of the combined voting power of the resulting entity or (4) the stockholders approve a plan or proposal to liquidate or dissolve the Company. An involuntary termination without "cause" means the NEO's termination by the Company for any reason other than the NEO's conviction of, or agreement to a plea of nolo contendere to, a felony or other crime involving moral turpitude, willful failure to perform his duties or willful gross neglect or willful gross misconduct. A voluntary termination for "good reason" means the resignation of the NEO in the event of a material reduction in his compensation or benefits, a material diminution in his title, authority, duties or responsibilities or the failure of a successor to the Company to assume the CIC Plan or in the case of Mr. Crane, his employment agreement. In the case of Mr. Crane only, "good reason" also includes any failure by the Company to comply with his employment agreement, his removal from the Board, the failure to elect him to the Board during any regular election as well as a change in reporting structure of the Company requiring Mr. Crane to report to anyone other than the Board. The amount of compensation payable to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2011, and including payments that would have been earned as of such date. The amounts shown below do not include benefits payable under the NRG Pension Plan for Non-Bargained Employees, the 401(k) plan or DSUs.

Named Executive Officer	Involuntary Termination Not for Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Not for Cause or Voluntary for Good Reason following a Change-in-Control ($)	Death or Disability ($)
David Crane	9,910,872	9,910,872	14,726,672	7,642,808
Kirkland Andrews	916,457	916,457	6,385,357	2,674,400
Mauricio Gutierrez	850,223	850,223	5,572,602	2,564,483
Denise M. Wilson	826,122	826,122	5,113,621	2,124,138
John W. Ragan	850,223	850,223	5,443,950	2,419,856
Christian S. Schade	—	—	—	—

Director Compensation
Fiscal Year Ended December 31, 2011

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)*	Total ($)
Kirbyjon H. Caldwell	90,000	90,020(1)	180,020
John F. Chlebowski	100,000	100,011(2)	200,011
Lawrence S. Coben	100,000	100,011(3)	200,011
Howard E. Cosgrove	162,500	162,512(4)	325,012
Stephen L. Cropper	90,000	90,020(5)	180,020
William E. Hantke	107,500	107,523(6)	215,023
Paul W. Hobby	100,000	100,011	200,011
Gerald Luterman	90,000	90,020(7)	180,020
Kathleen A. McGinty	100,000	100,011(8)	200,011
Anne C. Schaumburg	101,500	100,011(9)	201,511
Herbert H. Tate	90,000	90,020(10)	180,020
Thomas H. Weidemeyer	90,000	90,020(11)	180,020
Walter R. Young	90,000	90,020	180,020

*
Reflects the grant date fair value of DSUs awarded in 2011 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for fiscal year 2011.

(1)
Mr. Caldwell also is vested in 12,856 DSUs payable upon his termination of service as a Board member.

(2)
Mr. Chlebowski also is vested in 37,951 DSUs payable upon his termination of service as a Board member.

(3)
Mr. Coben also is vested in 41,658 DSUs payable upon his termination of service as a Board member.

(4)
Mr. Cosgrove also is vested in 73,020 DSUs, 54,218 of which are payable upon his termination of service as a Board member; 11,686 of which are payable in the year following his termination of service as a Board member and 7,116 of which are payable in the second year following his termination of service as a Board member.

(5)
Mr. Cropper also is vested in 30,233 DSUs payable upon his termination of service as a Board member.

(6)
Mr. Hantke also is vested in 6,550 DSUs, for a total ownership of 10,973 DSUs. The 10,973 DSUs are payable in accordance with the following schedule: (i) 3,450 on June 1, 2012, (ii) 647 on June 2, 2012, (iii) 3,452 on June 1, 2013 (iv) 2,318 on June 1, 2014 and (v) 1,106 on June 1, 2015.

(7)
Mr. Luterman also is vested in 13,053 DSUs payable upon his termination of service as a Board member.

(8)
Ms. McGinty is vested in 12,457 DSUs payable upon her termination of service as a Board member.

(9)
Ms. Schaumburg is vested in 23,437 DSUs payable upon her termination of service as a Board member.

(10)
Mr. Tate also is vested in 3,182 DSUs payable upon his termination of service as a Board member.

(11)
Mr. Weidemeyer also is vested in 31,173 DSUs payable upon his termination of service as a Board member.

        Non-employee directors other than the Non-Executive Chairman, receive total annual compensation of $180,000 for their service as a Board member. Mr. Cosgrove, as Non-Executive Chairman, receives $325,000 in total annual compensation. Additional annual compensation is provided for certain Committee Chair responsibilities. As Chair of the Audit Committee, Mr. Hantke receives an additional $35,000 per year. The Chairs of Board Committees other than ad hoc committees and the Audit Committee, i.e., Mr. Chlebowski (Compensation Committee), Mr. Coben (Governance and Nominating Committee), Mr. Hobby (Commercial Operations and Oversight Committee), Ms. McGinty (Nuclear Oversight Subcommittee) and Ms. Schaumburg (Finance Committee), receive an additional $20,000 per year. Mr. Crane, as an employee director, does not receive additional separate compensation for his Board service.

        Directors receive 50 percent of their total annual compensation in the form of cash and the remaining 50 percent in the form of vested DSUs. In their first year of service, directors receive an additional allocation of 50 percent of their total annual compensation in the form of vested DSUs and a pro-rata portion of their total annual compensation in cash. Each DSU is equivalent in value to one share of NRG's Common Stock and represents the right to receive one such share of Common Stock payable at the time elected by the director, or in the event the director does not make an election with respect to payment, when the director ceases to be a member of the Board. Similar to its competitive assessment on behalf of the NEO population, Frederic W. Cook performed a similar review of director compensation. Results of the review were shared with the Committee who made a recommendation to the full Board for final approval. Competitive pay levels are necessary in order for NRG to secure the desired Board-level talent necessary to provide short- and long-term strategic direction to the

Company. The directors also receive an additional $1,500 per meeting if a director attends more than eight Board or Committee meetings in a year. There were 9 Finance Committee meetings in 2011; neither the Board nor any other committee held more than eight meetings in 2011.

Director Stock Ownership Guidelines

        Directors are required to retain all stock received as compensation for the duration of their service on the Board, although they may sell shares as necessary to cover tax liability associated with the conversion of DSUs to Common Stock. Exceptions to these requirements may be made by the Board under special circumstances.

AUDIT COMMITTEE REPORT

        The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting process. The Audit Committee's function is more fully described in its charter, which the Board has adopted. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that in 2011 two of the three members of the Audit Committee, William E. Hantke and Gerald Luterman, meet the requirements of an "audit committee financial expert." The Board has further determined that Anne C. Schaumburg meets the "financial literacy" requirements set forth in the listing standards under the New York Stock Exchange.

        Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent registered public accounting firm for the fiscal year 2011, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with Generally Accepted Accounting Principles.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2011 with the Company's management and has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees." In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management's report and KPMG LLP's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

        Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

                      Audit Committee:

                      William E. Hantke, Chair
                      Gerald Luterman
                      Anne C. Schaumburg

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Nonaudit Fees

        The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2011, and December 31, 2010.

	Year Ended December 31
	2011	2010
	(In thousands)
Audit Fees	$7,551	$6,989
Audit-Related Fees	71	42
Tax Fees	747	793

Total	$8,369	$7,824

Audit Fees

        For 2011 and 2010 audit services, KPMG LLP billed us approximately $7,550,500 and $6,989,000, respectively, for the audit of the Company's consolidated financial statements and the review of the Company's quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits. All of the work was performed by full-time, permanent employees of KPMG LLP.

Audit-Related Fees

        Audit-related fees in 2011 consisted of attestation fees for grant applications while 2010 primarily consisted of due diligence assistance fees. For 2011 and 2010, audit-related fees billed to us by KPMG LLP totaled approximately $71,000 and $42,000, respectively.

Tax Fees

        Tax fees relate to services provided for tax compliance, tax planning, advice on mergers and acquisitions, technical assistance, and advice on both domestic and international matters. For 2011 and 2010 tax services, KPMG LLP billed us approximately $747,000 and $793,000, respectively.

Policy on Audit Committee Pre-approval

        The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.

        The Audit Committee will annually review and pre-approve services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval will be 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.

        Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

        The Audit Committee has authorized its Chair to pre-approve services in amounts up to $500,000 per engagement. Engagements exceeding $500,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

 REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in NRG's Proxy Statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal no later than the close of business on November 15, 2012, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2012 Annual Meeting. If we change the date of the 2013 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year's annual meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2013 Annual Meeting in order to be considered for inclusion in NRG's Proxy Statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under NRG's Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials.

        Alternatively, stockholders intending to present a proposal or nominate a director for election at next year's Annual Meeting without having the proposal or nomination included in the Company's Proxy Statement must comply with the requirements set forth in the Company's Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year's Annual Meeting, unless the 2013 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. Accordingly, for NRG's 2013 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than December 26, 2012 and no later than the close of business on January 25, 2013, unless the 2013 Annual Meeting is held earlier than March 26, 2013 or later than July 4, 2013, in which case the proposal or nomination should be received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to the date of the 2013 Annual Meeting or (ii) the 10th day following the day on which the date of the 2013 Annual Meeting is first publicly announced by the Company. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, NRG may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

APPENDIX A

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

        The Board of Directors of NRG Energy, Inc. has approved the following amendment to the Company's Amended and Restated Certificate of Incorporation, subject to the approval of the stockholders of the Company:

        Article Ten of the Amended and Restated Certificate of Incorporation of the Company shall be amended and restated to read as follows [deletions stricken, additions underlined]:

ARTICLE TEN

        ~~Section 1.    Classification of Directors.    At each annual meeting of stockholders, Directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at a stockholders meeting called and held in accordance with the Delaware General Corporation Law. The Directors of the Corporation shall be divided into three classes as nearly equal in size and as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I Directors shall expire at the first annual meeting of the stockholders after the effective date of the Corporation's Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated October 10, 2003, as may be amended or supplemented from time to time (the "Plan"), the term of office of the initial Class II Directors shall expire at the second annual meeting of the stockholders after the effective date of the Plan and the term of office of the initial Class III Directors shall expire at the third annual meeting of the stockholders after the effective date of the Plan. For purposes hereof, Class I, Class II and Class II Directors shall be those Directors elected by the stockholders of the Corporation in connection with the amendment and restatement of this Certificate and designated pursuant to the Plan. At each annual meeting after the effective date of the Plan, Directors to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of Directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes nearly as equal in number as practicable.~~

        Section 1.    Classification of Directors.

        (a)   From the effective date of this Amended and Restated Certificate of Incorporation until the election of directors at the 2013 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board of Directors shall be divided into three classes of Directors, Class I, Class II and Class III, with the Directors in Class I having a term expiring at the 2013 Annual Meeting, the directors in Class II having a term expiring at the 2014 Annual Meeting and the directors in Class III having a term expiring at the 2015 Annual Meeting.

        (b)   Commencing with the election of directors at the 2013 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the Board of Directors shall be divided into two classes of directors, Class I and Class II, with the Directors in Class I having a term that expires at the 2014 Annual Meeting and the Directors in Class II having a term that expires at the 2015 Annual Meeting. The successors of the Directors who, immediately prior to the 2013 Annual Meeting, were members of Class I (and whose terms expire at the 2013 Annual Meeting) shall be elected to Class I; the directors who, immediately prior to the 2013 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2014 Annual Meeting shall become members of Class I; and the directors who, immediately prior to the 2013 Annual Meeting,

A-1

were members of Class III and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class II with a term expiring at the 2015 Annual Meeting.

        (c)   Commencing with the election of directors at the 2014 Annual Meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, there shall be a single class of Directors, Class I, with all Directors of such class having a term that expires at the 2015 Annual Meeting. The successors of the Directors who, immediately prior to the 2014 Annual Meeting of stockholders, were members of Class I (and whose terms expire at the 2014 Annual Meeting) shall be elected to Class I for a term that expires at the 2015 Annual Meeting, and the Directors who, immediately prior to the 2014 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2015 Annual Meeting shall become members of Class I with a term expiring at the 2015 Annual Meeting.

        (d)   From and after the election of directors at the 2015 Annual Meeting of stockholders, the Board of Directors shall cease to be classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware, and the Directors elected at the 2015 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting and may be removed with or without cause. Each Director elected at any Annual Meeting shall hold office until such Director's successor shall have been duly elected and qualified.

        Section 2.    Removal.    ~~Subject~~ Until the cessation of the classified Board of Directors, pursuant to Article Ten Section 1(d) and subject to the rights, if any, of the holders of any series of Preferred Stock to remove Directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), no Director may be removed from office except for cause and the affirmative vote of the holders of a majority of the shares of Common Stock then outstanding. Notwithstanding the foregoing, if the holders of any class or series of capital stock are entitled by the provisions of this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock) to elect one or more Directors, such Director or Directors so elected may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote.

        Section 3.    Vacancies.    Subject to the rights of the holders of any series of Preferred Stock to remove Directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock) and subject to ARTICLE SEVEN, vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class for which such Directors shall have been chosen and until his or her successor shall have been duly elected and qualified.

A-2

APPENDIX B

NRG ENERGY, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
PURPOSE AND SCOPE OF THE PLAN

1.1   Purpose

        The NRG Energy, Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Company.

1.2   Definitions

        Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

        Board of Directors or Board shall mean the Board of Directors of the Company.

        Code shall mean the Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.

        Committee shall mean the committee of officers established by the Board to administer the Plan, which Committee shall administer the Plan as provided in Section 1.3 hereof.

        Common Stock shall mean shares of the common stock, par value $0.01 per share, of the Company.

        Company shall mean NRG Energy, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

        Compensation shall mean the fixed salary or base wage paid by the Company to an Employee as reported by the Company to the United States government (or other applicable government) for income tax purposes, including an Employee's portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any bonus, fee, overtime pay, severance pay, expenses, stock option or other equity incentive income, or other special emolument or any credit or benefit under any employee plan maintained by the Company.

        Continuous Service shall mean the period of time, uninterrupted by a termination of employment (other than a termination as a result of a transfer of employment among the Parent, the Company or a Designated Subsidiary), that an Employee has been employed by the Company, a Designated Subsidiary or the Parent (or any combination of the foregoing) immediately preceding an Offering Date. Such period of time shall include any approved leave of absence.

        Designated Subsidiary shall mean any Subsidiary that has been designated by the Committee to participate in the Plan.

        Employee shall mean any full-time or part-time employee of the Company or a Designated Subsidiary who customarily works for the Company or Designated Subsidiary, as the case may be, for a minimum of seventeen and one-half hours per week.

        Exercise Date shall mean June 30 and December 31 of each Plan Year, or such other date(s) as determined by the Committee.

        Fair Market Value of a share of Common Stock shall be the last price of the Common Stock on the applicable date as reported by the Wall Street Journal, or, if no such price is reported for that day, on the last preceding day for which such price is reported, or such other reasonable method of determining fair market value as the Committee shall adopt.

        Offering Date shall mean January 1 and July 1 of each Plan Year, or such other date(s) as determined by the Committee.

        Option Period or Period shall mean the period beginning on an Offering Date and ending on the next succeeding Exercise Date, or such other period as determined by the Committee.

        Option Price shall mean the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.

        Parent shall mean any corporation in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain, as determined pursuant to the requirements of Section 424(e) of the Code, and shall include corporations that may become parents after adoption of this Plan, as determined by the Committee.

        Participant shall mean any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

        Plan shall mean the Company's Employee Stock Purchase Plan, as the same may be amended from time to time.

        Plan Account or Account shall mean an account established and maintained in the name of each participant.

        Plan Manager shall mean any Employee appointed pursuant to Section 1.3 hereof.

        Plan Year shall mean the twelve (12) month period beginning January 1 and ending on the following December 31.

        Stock Purchase Agreement shall mean the form prescribed by the Committee or the Company which must be completed and executed by an Employee who elects to participate in the Plan.

        Subsidiary shall mean any corporation in an unbroken chain of corporations beginning with the Company if, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined pursuant to the requirement of Section 424(f) of the Code, and may include corporations that become subsidiaries after adoption of this Plan, as determined by the Committee.

1.3   Administration of Plan

        Subject to oversight by the Board of Directors or the Board's Compensation Committee, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. The Committee shall adopt the form of Stock Purchase Agreement and all notices required hereunder. Its interpretations and decisions in respect to the Plan shall, subject as aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4   Effective Date of Plan

        The Plan shall become effective on the date established for that purpose by the Committee, if prior to that date, the Plan (i) has been adopted by the Board of Directors of the Company and

(ii) has been approved by an affirmative vote of a majority of votes cast by the holders of the Company's common stock in person or by proxy, at a meeting at which a quorum is present. The date established by the Committee as the effective date shall be an Offering Date.

1.5   Extension or Termination of Plan

        The Plan shall continue in effect through, and including December 31, 2021 unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board of Directors or the Compensation Committee of the Board, each of which shall have the right to extend the term of or terminate the Plan at any time. Upon any such termination, the balance, if any, in each Participant's Account shall be refunded to him, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

ARTICLE II
PARTICIPATION

2.1   Eligibility

        Each Employee who on an Offering Date will have at least sixty days of Continuous Service may become a Participant by executing and filing a Stock Purchase Agreement with the Company prior to said Offering Date. No Employee may participate in the Plan if said Employee, immediately after an Offering Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company, its Parent or any Subsidiary, as determined pursuant to the requirements of Code Section 423(b)(3).

2.2   Payroll Deductions

        Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Said deductions shall be expressed as a whole number percentage which shall be at least 1% but not more than 10%. A Participant may not increase or decrease the deduction during an Option Period. However, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with the Company prior to the Offering Date on which such Period commences. During an Option Period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that Option Period remain in the Participant's Account to purchase Common Stock on the next Exercise Date, provided that he or she is an Employee as of that Exercise Date. Any amount remaining in the Participant's Account after the purchase of Common Stock shall be refunded without interest, except as provided in Section 3.2. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period by executing and filing another Stock Purchase Agreement in accordance with Section 2.1. Amounts deducted from a Participant's Compensation pursuant to this Section 2.2 shall be credited to said Participant's Account.

ARTICLE III
PURCHASE OF SHARES

3.1   Option Price

        The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on the Exercise Date of an Option Period, but in no event shall the Option Price per share be less than the par value of the Common Stock.

3.2   Purchase of Shares

        On each Exercise Date, the amount in a Participant's Account shall be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount. The balance, if any, in such account shall be carried forward to the next succeeding Option Period.

3.3   Limitations on Purchase

        Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company would accrue at a rate per Offering Period which exceeds the lesser of: (a) twenty thousand dollars ($20,000) or (b) an amount equal to ten percent (10%) of the Employee's annualized base salary in effect at the start of such Offering Period, in each case of Fair Market Value of such shares (determined at the time such option is granted); provided, however, that for any calendar year in which such option would be outstanding at any time, Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company may not accrue at a rate which exceeds twenty-five thousand dollars ($25,000) in the aggregate (as determined at the time such option is granted).

        To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in this Section 3.3, a Participant's payroll deductions may be decreased to 0% during any Option Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Option Period and any other Option Period ending within the same calendar year is no greater than twenty thousand dollars ($20,000). Payroll deductions shall re-commence at the rate provided in such Participant's Stock Purchase Agreement at the beginning of the first Option Period which is scheduled to end in the following calendar year, unless suspended by the Participant pursuant to Section 2.2 of the Plan.

        The maximum number of shares of Common Stock that each Employee may purchase during an Offering Period is 20,000.

3.4   Transferability of Rights

        Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.

ARTICLE IV
PROVISIONS RELATING TO COMMON STOCK

4.1   Common Stock Reserved

        There shall be 1,500,000 treasury shares of Common Stock reserved for the Plan, subject to adjustment in accordance with Section 4.2 hereof. The aggregate number of shares which may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

4.2   Adjustment for Changes in Common Stock

        In the event that adjustments are made in the number of outstanding shares of Common Stock or said shares are exchanged for a different class of stock of the Company or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

4.3   Insufficient Shares

        If the aggregate funds available for purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4   Confirmation

        Confirmation of each purchase of Common Stock hereunder shall be made available to the Participant in either written or electronic format. A record of purchases shall be maintained by appropriate entries on the books of the Company. Participants may obtain a certificate or certificates for all or part of the shares of Common Stock purchased hereunder upon making a written request. Unless otherwise determined by the Committee, shares of Common Stock delivered to a Participant hereunder may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant during the one year period following such delivery to the Participant (other than by will, the laws of descent and distribution) and the shares of Common Stock shall bear a legend denoting such restrictions as may be determined by the Committee to be appropriate.

4.5   Rights as Shareholders

        The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall exist with respect to such shares.

ARTICLE V
TERMINATION OF PARTICIPATION

5.1   Voluntary Withdrawal

        A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant's Account shall be refunded to him without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2   Termination of Eligibility

        If a Participant ceases to be eligible under Section 2.1 hereof for any reason, the dollar amount and the number of unissued shares in such Participant's Account will be refunded or distributed to the Participant, or in the case of death, the Participant's designated beneficiary or estate, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund or distribution may not be possible.

ARTICLE VI
GENERAL PROVISIONS

6.1   Notices

        Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by the Company.

6.2   Condition of Employment

        Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Company or a Designated Subsidiary to terminate an Employee.

6.3   Withholding of Taxes

        Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Common Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Common Stock. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any share or shares of Common Stock issued to Participant pursuant to Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.

6.4   Amendment of the Plan

        The Board of Directors or the Board's Compensation Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.

6.5   Application of Funds

        All funds received by the Company by reason of purchases of Common Stock hereunder may be used for any corporate purpose.

6.6   Legal Restrictions

        The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.

6.7   Gender

        Whenever used herein, use of any gender shall be applicable to both genders.

6.8   Governing Law

        The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01FI2C 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by a duly authorized person. If signed by a limited liability company, please sign in limited liability company name by a duly authorized person. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A 01 - John F. Chlebowski 04 - Anne C. Schaumburg 02 - Howard E. Cosgrove 03 - William E. Hantke 1. Election of Class III Directors: For Against Abstain For Against Abstain For Against Abstain For Against Abstain For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION Proposals — The Board of Directors recommends a vote “FOR” each of the listed nominees, and “FOR” proposals 2, 3, 4 and 5. 2. To approve the amendment to NRG Energy, Inc.’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors 3. To adopt the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan 4. To approve, on an advisory basis, the compensation of the Company's named executive officers 5. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2012 1 3 1 6 4 8 2

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ANNUAL MEETING OF STOCKHOLDERS April 25, 2012 This Proxy is solicited by the Board of Directors for use at the NRG Energy, Inc. Annual Meeting of Stockholders on April 25, 2012 or any postponement(s) or adjournment(s) thereof. The undersigned stockholder of NRG Energy, Inc., hereby appoints David Crane and Brian E. Curci with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held on April 25, 2012, at 10:00 a.m. (Mountain Time), at the DoubleTree Resort, 5401 North Scottsdale Road, Scottsdale, Arizona, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends. (IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE) Proxy — NRG Energy, Inc. SEE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 25, 2012: The Notice, Proxy Statement and 2011 Annual Report on Form 10-K are available at http://www.edocumentview.com/NRG.